Energy Fuels Inc.

SLR Project No: 138.02544.00004

February 22, 2022

Technical Report on the Bullfrog Project, Garfield County, Utah, USA

SLR Project No:  138.02544.00004

Prepared by

SLR International Corporation

1658 Cole Blvd, Suite 100

Lakewood, CO  80401

USA

for

Energy Fuels Inc.

225 Union Blvd., Suite 600

Lakewood, CO 80229

USA

Effective Date - December 31, 2021

Signature Date - February 22, 2022

Qualified Person

Mark B. Mathisen, C.P.G.

FINAL

Distribution: 1 copy - Energy Fuels Inc.

 1 copy -  SLR International Corporation

CONTENTS

1.0 SUMMARY	1-1

1.1 Executive Summary	1-1
1.2 Technical Summary	1-4

2.0 INTRODUCTION	2-1

2.1 Sources of Information	2-1
2.2 List of Abbreviations	2-3

3.0 RELIANCE ON OTHER EXPERTS	3-1

3.1 Reliance on Information Provided by the Registrant	3-1

4.0 PROPERTY DESCRIPTION AND LOCATION	4-1

4.1 Location	4-1
4.2 Land Tenure	4-1
4.3 Encumbrances	4-12
4.4 Royalties	4-12
4.5 Other Significant Risks	4-12

5.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY	5-1

5.1 Accessibility	5-1
5.2 Vegetation	5-1
5.3 Climate	5-1
5.4 Local Resources	5-1
5.5 Infrastructure	5-1
5.6 Physiography	5-1

6.0 HISTORY	6-1

6.1 Prior Ownership	6-1
6.2 Exploration and Development History	6-2
6.3 Past Production	6-3

7.0 GEOLOGICAL SETTING AND MINERALIZATION	7-1

7.1 Regional Geology	7-1
7.2 Local Geology	7-1
7.3 Mineralization	7-7

8.0 DEPOSIT TYPES	8-1

9.0 EXPLORATION	9-1

9.1 Hydrology	9-1

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10.0 DRILLING	10-1

10.1 Historic Bullfrog Drilling	10-1
10.2 Core Drilling	10-1

11.0 SAMPLE PREPARATION, ANALYSES, AND SECURITY	11-1

11.1 Sample Preparation, Analyses, and Security	11-1
11.2 Sample Security	11-4
11.3 Quality Assurance and Quality Control	11-5
11.4 Conclusions	11-5

12.0 DATA VERIFICATION	12-1

12.1 RPA Henry Mountain Complex Data Review (2012)	12-1
12.2 EFR-AMEC Bullfrog Deposit Data Review (2016)	12-2
12.3 SLR Data Verification (2021)	12-3
12.4 Limitations	12-3

13.0 MINERAL PROCESSING AND METALLURGICAL TESTING	13-1

13.1 Metallurgical Testing	13-1
13.2 Opinion of Adequacy	13-2

14.0 MINERAL RESOURCE ESTIMATE	14-1

14.1 Summary	14-1
14.2 Resource Database	14-2
14.3 Geological Interpretation	14-4
14.4 Treatment of High Grade Assays	14-4
14.5 Compositing	14-4
14.6 Search Strategy and Grade Interpolation Parameters	14-8
14.7 Bulk Density	14-20
14.8 Cut-off Grade	14-20
14.9 Classification	14-21
14.10 Block Model Validation	14-25
14.11 Grade Tonnage Sensitivity	14-25
14.12 Mineral Resource Reporting	14-26

15.0 MINERAL RESERVE ESTIMATE	15-1

16.0 MINING METHODS	16-1

17.0 RECOVERY METHODS	17-1

18.0 PROJECT INFRASTRUCTURE	18-1

19.0 MARKET STUDIES AND CONTRACTS	19-1

20.0 ENVIRONMENTAL STUDIES, PERMITTING, AND SOCIAL OR COMMUNITY IMPACT	20-1

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21.0 CAPITAL AND OPERATING COSTS	21-1

22.0 ECONOMIC ANALYSIS	22-1

23.0 ADJACENT PROPERTIES	23-1

23.1 Tony M Property	23-1
23.2 Frank M Deposit	23-1
23.3 Lucky Strike 10 Deposit	23-2

24.0 OTHER RELEVANT DATA AND INFORMATION	24-1

25.0 INTERPRETATION AND CONCLUSIONS	25-1

26.0 RECOMMENDATIONS	26-1

26.1 Phase 1: Exploration/Development Drilling Program	26-1
26.2 Phase 2: Pre-Feasibility Study and Updated Resource Estimate	26-1

27.0 REFERENCES	27-1

28.0 DATE AND SIGNATURE PAGE	28-1

29.0 CERTIFICATE OF QUALIFIED PERSON	29-1

29.1 Mark B. Mathisen	29-1

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TABLES

Table 1-1:Summary of Mineral Resources - Effective Date December 31, 2021	1-2
Table 4-1:List of Claims held by Energy Fuels	4-2
Table 7-1:Naming Convention of the Mineralized Sands for the Henry Mountains Complex	7-7
Table 7-2:Minor Element Concentrations of Various Rock Composites	7-9
Table 11-1:Plateau Disequilibrium Study	11-4
Table 11-2:Statistics for Project and Twin Database Holes	11-5
Table 13-1:Comparison of Composite Head Analyses with Calculated Head Grade Analyses	13-1
Table 14-1:Attributable Mineral Resource Estimate - Effective Date December 31, 2021	14-1
Table 14-2:Drilling Database for the Bullfrog Deposits	14-2
Table 14-3:Composite Statistics for Individual Sand Units	14-5
Table 14-4:GT Calculations	14-10
Table 14-5:Cut-off Grade Parameters	14-20
Table 14-6:Grade versus Tonnage Curve	14-25
Table 14-7:Attributable Mineral Resource Estimate - Effective Date December 31, 2021	14-27
Table 26-1:Phase 1 and 2 Estimated Budget	26-1

FIGURES

Figure 4-1:Location Map	4-10
Figure 4-2:Land Tenure Map	4-11
Figure 7-1:Regional Geologic Map	7-4
Figure 7-2:Regional Stratigraphic Column	7-5
Figure 7-3:Detail of the Lower Portion of the Lower Rim of the Saltwash Member	7-6
Figure 14-1:Copper Bench and Indian Bench Deposits Drillhole Location Map	14-3
Figure 14-2:Histogram GT Geometric Intervals for the MU, ML and L Zones	14-6
Figure 14-3:Cumulative Frequency of GT for the MU, ML, and L Zones	14-7
Figure 14-4:Scatter Plot Uranium vs. Thickness	14-8
Figure 14-5:Copper Bench and Indian Bench Deposits MU Sand Unconstrained Grade Map	14-11
Figure 14-6:Copper Bench and Indian Bench Deposits MU Sand Unconstrained Thickness Map	14-12
Figure 14-7:Copper Bench and Indian Bench Deposits MU, ML, and L Sand 0.1% eU3O8 Grade Map	14-13
Figure 14-8:Copper Bench and Indian Bench Deposits MU Sand Constrained Grade Map	14-14
Figure 14-9:Copper Bench and Indian Bench Deposits MU Sand Constrained Thickness Map	14-15

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
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Figure 14-10:Copper Bench and Indian Bench Deposits MU Sand Unconstrained GT Map	14-16
Figure 14-11:Copper Bench and Indian Bench Deposits MU Sand Constrained GT Map	14-17
Figure 14-12:Copper Bench and Indian Bench Deposits MU, ML, and L Sand GT Map	14-18
Figure 14-13:Copper Bench and Indian Bench Deposits MU, ML, and L Sand Thickness Map	14-19
Figure 14-14:Copper Bench and Indian Bench Deposits MU, ML, and L Sand Classification Map	14-24
Figure 14-15:Mineral Resource Grade versus Tons at Various Cut-Off Grades	14-26

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
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1.0 SUMMARY

1.1 Executive Summary

This Independent Technical Report (Technical Report) was prepared by Mark B. Mathisen, C.P.G., of SLR International Corporation (SLR), for Energy Fuels Inc. (Energy Fuels), the parent company of Energy Fuels Resources (USA) Inc. (EFR), with respect to the Bullfrog Project (Bullfrog or the Project), located in Garfield County, Utah, USA.  The purpose of this report is to disclose the current Mineral Resource estimate.

EFR's parent company, Energy Fuels, is incorporated in Ontario, Canada.  EFR is a US-based uranium and vanadium exploration and mine development company with projects located in the states of Colorado, Utah, Arizona, Wyoming, Texas, and New Mexico.  Energy Fuels is listed on the NYSE American Stock Exchange (symbol: UUUU) and the Toronto Stock Exchange (symbol: EFR).

This Technical Report satisfies the requirements of Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (NI 43-101) and United States Securities and Exchange Commission's (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary.  Mark B. Mathisen is a Qualified Person (QP) within the meaning of both S-K 1300 and NI 43-101 (SLR QP).  The SLR QP visited the Project on July 7, 2021.

Bullfrog consists of two contiguous sandstone-type uranium deposits, Copper Bench and Indian Bench, within the Colorado Plateau physiographic province in southwestern Utah.  The Colorado Plateau has been a relatively stable structural province since the end of the Precambrian.  During the Paleozoic and Mesozoic, the Colorado Plateau was a stable shelf without major geosynclinal areas of deposition, except during the Pennsylvanian when several thousand feet of black shales and evaporates accumulated in the Paradox Basin of southwestern Colorado and adjacent Utah.

The Project is situated in the southeastern flank of the Henry Mountains Basin, a subprovince of the Colorado Plateau physiographic province.  The Henry Mountains Basin is an elongate north-south trending doubly plunging syncline in the form of a closed basin.  It is surrounded by the Monument Uplift to the southeast, Circle Cliffs Uplift to the southwest, and the San Rafael Swell to the north.

The Project originally formed part of the Henry Mountains Complex, which consisted of the currently inactive Tony M mine and deposit, collectively known as the Tony M property, and the Southwest, Copper Bench, and Indian Bench deposits, collectively known as the Bullfrog property.  In October 2021, Consolidated Uranium Inc. (CUR) acquired the Tony M property and Southwest deposit from EFR.  The remaining deposits (Copper Bench and Indian Bench) that occur to the north as part of the historic Bullfrog property remain under EFR ownership.

The Project is currently in the resource delineation phase and EFR envisages this as an underground operation in which the ore will be processed at Energy Fuels' White Mesa Mill, 117 road miles (mi) away in Blanding, Utah.  The Mill is on a reduced operating schedule while processing materials as they become available.

A Mineral Resource estimate for the Project, based on 1,155 drillholes totaling 1,101,113 ft, was completed by EFR, and audited and adopted by SLR.  Table 1-1 summarizes Mineral Resources based on a $65/lb uranium price using a grade-thickness cut-off grade of 0.5%-ft (minimum 0.165% eU3O8 and minimum 3 ft mining thickness).  The effective date of the Mineral Resource estimate is December 31, 2021.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
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Table 1-1: Summary of Mineral Resources - Effective Date December 31, 2021

Energy Fuels Inc. - Bullfrog Project

Classification	Deposit	Tonnage (000 ton)	Grade (% eU3O8)	Contained Metal (000 lb U3O8)	Recovery (%)	EFR Basis (%)
Indicated	Bullfrog	1,560	0.29	9,100	95.0	100
Inferred	Bullfrog	410	0.25	2,010	95.0	100

Notes:

1. SEC S-K 1300 definitions were followed for all Mineral Resource categories.  These definitions are also consistent with CIM (2014) definitions in NI 43-101.

2. Mineral Resources are estimated at a U3O8 GT cut-off grade of 0.5%-ft (minimum 0.165% eU3O8 over a minimum thickness of 3 ft).

3. The cut-off grade is calculated using a metal price of $65/lb U3O8

4. No minimum mining width was used in determining Mineral Resources.

5. Mineral Resources are based on a tonnage factory of 15.0 ft3/ton (Bulk density 0.0667 ton/ft3 or 2.13 t/m3).

6. Mineral Resources have not been demonstrated to be economically viable.

7. Total may not add due to rounding.

8. Mineral Resources are 100% attributable to EFR and are in situ.

The SLR QP is not aware of any environmental, permitting, legal, title, taxation, socio-economic, marketing, political, or other relevant factors that could materially affect the Mineral Resource estimate.

1.1.1 Conclusions

The SLR QP offers the following interpretations and conclusions on the Project:

  The Henry Mountains District has been the site of considerable past mining and exploration including the drilling and logging of approximately 3,400 rotary holes and 106 core holes, of which 1,115 rotary and 40 core holes were used to prepare the current Mineral Resource estimate for the Project.  In the opinion of the SLR QP, the drillhole databases for the Copper Bench-Indian Bench deposits are appropriate and acceptable for Mineral Resource estimation.

  EFR completed a Mineral Resource estimate for the Bullfrog (Copper Bench and Indian Bench) deposit in November 2020.  Mineral Resources for both deposits were calculated using the industry standard GT-contour method.  No mining has taken place on the Project.

  The effective date of the Mineral Resource estimate is December 31, 2021.  Estimated block model uranium grades are based on radiometric probe grades.

  Mineral Resources are based on a $65/lb uranium price at a uranium GT cut-off grade of 0.50%-ft.

  Indicated Resources are 1.5 million tons at an average grade of 0.29% eU3O8 containing 9.1 million pounds (Mlb) eU3O8.  Additional Inferred Resources total 410,000 tons at an average grade of 0.25% eU3O8, containing 2.0 Mlb eU3O8.

  The SLR QP considers the estimation procedures employed at Bullfrog, including compositing and interpolation to be reasonable and in line with industry standard practice.

  The SLR QP finds the classification criteria to be reasonable.

  The SLR QP considers that the Mineral Resources estimate completed on the Project conforms to the SEC S-K 1300 and NI 43-101 definitions for reporting mineral resources on mining properties.

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  In the SLR QP's opinion, the assumptions, parameters, and methodology used for the Bullfrog Mineral Resource estimate is appropriate for the style of mineralization and underground mining methods.

  The SLR QP supports the conclusions of the expected performance of the metallurgical processes based on historical test work that recovery will be around 95%, similar to that achieved from ore mined at the nearby Tony M Mine.

  The SLR QP is not aware of any environmental, permitting, legal, title, taxation, socioeconomic, marketing, political, or other relevant factors that could materially affect the current resource estimate.

1.1.2 Recommendations

The SLR QP makes the following recommendations regarding advancement of the Project.  The two-phase programs are interconnected and progressing to Phase 2 is contingent upon completion of the Phase 1 program:

1.1.2.1 Phase 1: Exploration/Development Drilling Program

1. Conduct a 20 to 30 drillhole exploration/development drilling program to: 1) validate historic equilibrium analysis, and 2) advance the Bullfrog property to a Pre-Feasibility Level.  Average depth per hole is projected to be approximately 930 ft.

2. Utilize Prompt Fission Neutron (PFN) drillhole geophysical logging as an alternative to collecting core to save costs on equilibrium analysis.  PFN logging has proven to be a reliable methodology for equilibrium analysis and has a strong performance record on similar uranium deposits in the USA.

The SLR QP estimates the cost of the Phase 1 work will range from US$650,000 to US$700,000 (estimated costs per drill foot is US$25, which includes the equilibrium analysis costs using the PFN tool).

1.1.2.2 Phase 2: Pre-Feasibility Study and Updated Resource Estimate

1. Following completion of the Phase 1 exploration/development drilling program, revisit and update the Mineral Resource estimate for the Project, using a similar approach to the GT contour methodology and/or block modeling approach, with updated processing and operating costs and recoveries.

2. Complete a Prefeasibility Study (PFS) of the Project based on an updated Mineral Resource estimate.

The SLR QP estimates the cost of this work to be US$60,000 for the updated Mineral Resource estimate and approximately US$550,000 for the PFS (including engineering studies) for a total of approximately US$610,000 for Phase 2.

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1.2 Technical Summary

1.2.1 Property Description and Location

Bullfrog consists of two separate contiguous deposits, also known as Copper Bench and Indian Bench.  The Project is located in eastern Garfield County, Utah, 17 mi north of Bullfrog Basin Marina on Lake Powell and approximately 40 air mi south of the town of Hanksville, Utah.  The Project is located at latitude 37°48'38.71" N and longitude 110°41'50.09" W.  All claims are in good standing until September 1, 2022.

Road access to the Project is by paved Highway 276, running between Hanksville, Utah, and Bullfrog Basin Marina, Utah.  An unimproved gravel road, maintained by Garfield County, extends west from Highway 276, passes by the portal of the Tony M mine, and extends northerly to the Project.  The northern end of the Project can be accessed by the Eggnog Star Spring county road, approximately 10.4 mi north of Ticaboo, Utah, along Highway 276.  A network of unimproved, dirt exploration roads provide access over the Project except in the areas of rugged terrain.

The climate is distinctly arid with an average annual precipitation of approximately eight inches, in addition to approximately 12 in. of snow.  Local records indicate the temperature ranges from a minimum of -10°F to a maximum of 110°F.  These conditions allow year-round exploration to take place.

Skilled labor can be recruited from the region, which has a tradition of uranium mining.

1.2.2 Land Tenure

EFR's property position at the Project consists of 168 unpatented mining claims located on U.S. Bureau of Land Management (BLM) land, encompassing approximately 2,344 acres.  EFR acquired the Project in June 2012 and has a 100% interest in the claims.

1.2.3 Existing Infrastructure

The Project is located in a relatively remote area of Utah with limited supporting infrastructure in the area.  The town of Ticaboo, Utah, is located approximately five miles south of the Project.  The next closest community is Hanksville, Utah, a small town of a few hundred people, located approximately 40 mi north of the Project.  The Bullfrog Basin Marina airstrip is located approximately 15 mi south of the Project area.

Materials and supplies are transported to the site by truck approximately 275 mi from Salt Lake City, Utah, and approximately 190 mi from Grand Junction, Colorado.  Material mined at Bullfrog will be transported 117 road mi to Energy Fuels' White Mesa Mill near Blanding, Utah, of which 107 mi are on paved roads.

1.2.4 History

During World War I, vanadium was mined from small deposits outcropping in Salt Wash exposures on the eastern and southern flanks of the Henry Mountains.  In the 1940s and 1950s, interest increased in both vanadium and uranium, and numerous small mines developed along the exposed Salt Wash outcrops.

In the late 1960s, Gulf Minerals (Gulf) acquired a significant land position southwest of the Henry Mountains Complex property and drilled approximately 70 holes with little apparent success.  In 1970 and 1971, Rioamex Corporation conducted a 40 hole drilling program in an east-west zone extending across the southerly end of the Bullfrog property and the northerly end of the Tony M-Frank M property.  Some of these holes intercepted significant uranium mineralization.

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The ownership history of the Bullfrog and Southwest deposits and The Tony M deposit evolved independently from the mid-1970s until early 2005.  The Bullfrog and Southwest deposits were initially explored by Exxon Minerals Company (Exxon), while the Tony M deposit was explored and developed by Plateau, a subsidiary of Consumers Power Company (Consumers) of Michigan.  In 2005, International Uranium Corporation (IUC) combined the three deposits into a larger land package.  In 2021, EFR divested of the Tony M property and Southwest deposit, retaining the mineral claims associated with the Bullfrog deposits (Copper Bench and Indian Bench).

Exxon conducted reconnaissance in the area in 1974 and 1975, resulting in staking of the first "Bullfrog" claims in 1975 and 1976.  The first drilling program in 1977 resulted in the discovery of what became the Southwest deposit.  Additional claims were subsequently staked, and drilling continued, first by Exxon's Exploration Group, and then by its Pre-Development Group.  Several uranium and vanadium zones were discovered in the Southwest and Copper Bench areas, and mineralization exhibiting potential economic grade was also discovered in the Indian Bench area.  With the declining uranium markets of the early 1980s, Exxon prepared a prefeasibility report and then discontinued development of the property.  Subsequently, Exxon offered the property to Atlas Minerals Corporation (Atlas) in January 1982.

Atlas entered into an agreement to purchase the Bullfrog property from Exxon in July 1982.  From July 1982 to July 1983, Atlas completed 112 drillholes delineating the Southwest and Copper Bench deposits on approximately 100 ft centers.  In August 1983, Atlas commissioned Pincock, Allen and Holt, Inc. (PAH), to conduct a feasibility study for development of the Southwest and Copper Bench deposits.  From July 1983 to March 1984, Atlas completed a core drilling program throughout the Bullfrog property, as well as a rotary drillhole program to delineate the Indian Bench deposit.  In November 1983, Atlas renamed the Bullfrog deposits as the "Edward R. Farley Jr. Deposit", but that name is no longer used.

Atlas continued to hold the Bullfrog property until 1990 when a corporate decision was made to consider its sale.  During that year, Mine Reserves Associates, Inc. (MRA) of Tucson, Arizona, was retained to prepare mineral inventory and mineable reserve estimates for the Indian Bench deposit and incorporate the results into a project-wide reserve base.  Steve Milne of Milne and Associates (Milne), a principal engineer for the PAH study, was engaged in November 1990 to update the PAH feasibility study and to complete an optimization study on selected mining/milling scenarios.  The completed Milne study was submitted to Atlas in December 1990.

Atlas did not sell the Bullfrog property, and in 1991 returned it to Exxon.  In late 1992, Energy Fuels Nuclear Inc. (EFNI), no relation to EFR, acting through its subsidiary Energy Fuels Exploration Company, purchased the property from Exxon.  EFNI conducted a geologic review and internal economic analysis of the Bullfrog property.  In 1997, IUC became the owner of the Bullfrog property as part of an acquisition in which IUC acquired all of EFNI's assets.  IUC performed no exploration activities on the properties.

On December 1, 2006, IUC combined its operations with those of Denison Mines Inc. (DMI) and DMI became a subsidiary of IUC.  IUC was then renamed Denison.

In June 2012, Energy Fuels acquired 100% of the Henry Mountains Complex through the acquisition of Denison and its affiliates' U.S. Mining Division.

In October 2021, EFR divested of the Tony M property and Southwest deposit to Consolidated Uranium, Inc. (CUR), retaining the mineral claims associated with the Bullfrog (Copper Bench and Indian Bench) Deposits.

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1.2.5 Geology and Mineralization

The Copper Bench and Indian Bench Deposits are classified as sandstone hosted uranium deposits.  Sandstone-type uranium deposits typically occur in fine to coarse grained sediments deposited in a continental fluvial environment.  The uranium may be derived from a weathered rock containing anomalously high concentrations of uranium, leached from the sandstone itself or an adjacent stratigraphic unit.  It is then transported in oxygenated groundwater until it is precipitated from solution under reducing conditions at an oxidation-reduction interface.  The reducing conditions may be caused by such reducing agents in the sandstone as carbonaceous material, sulfides, hydrocarbons, hydrogen sulfide, or brines.

Uranium mineralization on the Bullfrog property is hosted by favorable sandstone horizons in the lowermost portion of the Salt Wash Member of the Jurassic age Morrison Formation, where detrital organic debris is present.  Mineralization primarily consists of coffinite, with minor uraninite, which usually occurs in close association with vanadium mineralization.  Uranium mineralization occurs as intergranular disseminations, as well as coatings and/or cement on and between sand grains and organic debris.  Vanadium occurs as montroseite (hydrous vanadium oxide) and vanadium chlorite in primary mineralized zones located below the water table.

The vanadium content of the Henry Mountains Basin deposits is relatively low compared to many other Salt Wash hosted deposits on the Colorado Plateau.  Furthermore, the Henry Mountains Basin deposits occur in broad alluvial sand accumulations, rather than in major sandstone channels as is typical of the Uravan Mineral Belt deposits of western Colorado.  The Henry Mountains Basin deposits do, however, have the same general characteristic geochemistry of the Uravan deposits, and are therefore classified as Salt Wash type deposits.

1.2.6 Exploration Status

Energy Fuels has carried out no work on the Project since acquiring the Bullfrog property in 2012.

1.2.7 Mineral Resources

Mineral Resources have been classified in accordance with the definitions for Mineral Resources in S-K 1300, which are consistent with Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Definition Standards for Mineral Resources and Mineral Reserves dated May 10, 2014 (CIM, 2014) definitions which are incorporated by reference in NI 43-101.

The SLR QP has reviewed and accepted the Mineral Resource estimate prepared by EFR based on GT contours values which are based on radiometric drillhole logs on the three principal mineralized domains.  Mineral Resources have been estimated by EFR using ESRI's ArcGIS software Spline with Barriers tool routine.  The Spline with Barriers tool applies a minimum curvature method, as implemented through a one-directional multigrid technique that moves from an initial coarse grid, initialized in this case to the average of the input data, through a series of finer grids until an approximation of a minimum curvature surface is produced at the desired row and column spacing.

Based on the similarity of the Bullfrog deposit to other past producing uranium deposits in the Colorado Plateau and the Henry Mountain Mining district, the proposed mining methods at Bullfrog will include a combination of long-hole stoping, and a random room and pillar operations with pillar extraction by a retreat system.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
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In the SLR QP's opinion, the assumptions, parameters, and methodology used for the Bullfrog Mineral Resource estimate is appropriate for the style of mineralization and mining methods.  The effective date of the Mineral Resource estimate is December 31, 2021.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	1-7

2.0 INTRODUCTION

This Independent Technical Report (Technical Report) was prepared by Mark B. Mathisen, C.P.G., of SLR International Corporation (SLR), for Energy Fuels Inc. (Energy Fuels), the parent company of Energy Fuels Resources (USA) Inc. (EFR), with respect to the Bullfrog Project (Bullfrog or the Project), located in Garfield County, Utah, USA.  The purpose of this report is to disclose the current Mineral Resource estimate.

EFR's parent company, Energy Fuels, is incorporated in Ontario, Canada.  EFR is a US-based uranium and vanadium exploration and mine development company with projects located in the states of Colorado, Utah, Arizona, Wyoming, Texas, and New Mexico.  Energy Fuels is listed on the NYSE American Stock Exchange (symbol: UUUU) and the Toronto Stock Exchange (symbol: EFR).

This Technical Report satisfies the requirements of Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (NI 43-101) and United States Securities and Exchange Commission's (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary.  Mark B. Mathisen is a Qualified Person (QP) within the meaning of both S-K 1300 and NI 43-101 (SLR QP).  The SLR QP visited the Project on July 7, 2021.

Bullfrog consists of two contiguous sandstone-type uranium deposits, Copper Bench and Indian Bench, within the Colorado Plateau physiographic province in southwestern Utah.  The Colorado Plateau has been a relatively stable structural province since the end of the Precambrian.  During the Paleozoic and Mesozoic, the Colorado Plateau was a stable shelf without major geosynclinal areas of deposition, except during the Pennsylvanian when several thousand feet of black shales and evaporates accumulated in the Paradox Basin of southwestern Colorado and adjacent Utah.

The Project is situated in the southeastern flank of the Henry Mountains Basin, a subprovince of the Colorado Plateau physiographic province.  The Henry Mountains Basin is an elongate north-south trending doubly plunging syncline in the form of a closed basin.  It is surrounded by the Monument Uplift to the southeast, Circle Cliffs Uplift to the southwest, and the San Rafael Swell to the north.

The Project originally formed part of the Henry Mountains Complex, which consisted of the currently inactive Tony M mine and deposit, collectively known as the Tony M property, and the Southwest, Copper Bench, and Indian Bench deposits, collectively known as the Bullfrog property.  In October 2021, Consolidated Uranium Inc. (CUR) acquired the Tony M property and Southwest deposit from EFR.  The remaining deposits (Copper Bench and Indian Bench) that occur to the north as part of the historic Bullfrog property remain under EFR ownership.

The Project is currently in the resource delineation phase and EFR envisages this as an underground operation in which the ore will be processed at Energy Fuels' White Mesa Mill, 117 road miles (mi) away in Blanding, Utah.  The Mill is on a reduced operating schedule while processing materials as they become available.

2.1 Sources of Information

Sources of information and data contained in this Technical Report or used in its preparation are from publicly available sources in addition to private information owned by EFR, including that of past property owners.

This Technical Report was prepared by the SLR QP.  The SLR QP visited the Project under care and maintenance on July 7, 2021, in support of CUR acquiring the Tony M and Southwest deposits from EFR in October 2021.  The SLR QP toured the operational areas and project offices, inspected various parts of the Project, drillhole locations, and infrastructure, and conducted discussions with EFR Project geologists on current and future plans of operations.  The SLR QP is responsible for all sections and the overall preparation of the Technical Report.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	2-1

During the preparation of this Technical Report, discussions were held with personnel from EFR:

  Gordon Sobering, Senior Mine Engineer, Energy Fuels Resources (USA) Inc.

  Daniel Kapostasy, P.G., Chief Geologist Conventional Mining, Energy Fuels Resources (USA) Inc.

This Technical Report supersedes the previous NI 43-101 Technical Reports completed by SLR, as the former Roscoe Postle Associates Inc (RPA) and Scott Wilson RPA, dated June 27, 2012, March 19, 2009, and September 9, 2006.

The documentation reviewed, and other sources of information, are listed at the end of this Technical Report in Section 27 References.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	2-2

2.2 List of Abbreviations

The U.S. System for weights and units has been used throughout this Technical Report.  Tons are reported in short tons (ton) of 2,000 lb unless otherwise noted.  All currency in this Technical Report is US dollars (US$) unless otherwise noted.

Abbreviations and acronyms used in this Technical Report are listed below.

Unit Abbreviation	Definition	Unit Abbreviation	Definition
μ	micron	L	liter
a	annum	lb	pound
A	ampere	m	meter
bbl	barrels	m3	meter cubed
Btu	British thermal units	M	mega (million); molar
°C	degree Celsius	Ma	one million years
cm	centimeter	MBtu	thousand British thermal units
cm3	centimeter cubed	MCF	million cubic feet
d	day	MCF/h	million cubic feet per hour
°F	degree Fahrenheit	mi	mile
ft ASL	feet above sea level	min	minute
ft	foot	MPa	megapascal
ft2	square foot	mph	miles per hour
ft3	cubic foot	MVA	megavolt-amperes
ft/s	foot per second	MW	megawatt
g	gram	MWh	megawatt-hour
G	giga (billion)	ppb	part per billion
Ga	one billion years	ppm	part per million
gal	gallon	psia	pound per square inch absolute
gal/d	gallon per day	psig	pound per square inch gauge
g/L	gram per liter	rpm	revolutions per minute
g/y	gallon per year	RL	relative elevation
gpm	gallons per minute	s	second
hp	horsepower	ton	short ton
h	hour	stpa	short ton per year
Hz	hertz	stpd	short ton per day
in.	inch	t	metric tonne
in2	square inch	US$	United States dollar
J	joule	V	volt
k	kilo (thousand)	W	watt
kg/m3	kilogram per cubic meter	wt%	weight percent
kVA	kilovolt-amperes	WLT	wet long ton
kW	kilowatt	y	year
kWh	kilowatt-hour	yd3	cubic yard

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	2-3

3.0 RELIANCE ON OTHER EXPERTS

This Technical Report has been prepared by the SLR QP for Energy Fuels.  The information, conclusions, opinions, and estimates contained herein are based on:

  Information available to the SLR QP at the time of preparation of this Technical Report,

  Assumptions, conditions, and qualifications as set forth in this Technical Report, and

  Data, reports, and other information supplied by Energy Fuels and other third party sources.

3.1 Reliance on Information Provided by the Registrant

For the purpose of this Technical Report, the SLR QP has relied on ownership information provided by Energy Fuels in a legal opinion by Parsons Behle & Latimer dated February 7, 2022, entitled Mining Claim Status Report - Bullfrog Mine, Garfield County, Utah.  The opinion was relied on in Section 4 Property Description and Location and the Summary of this Technical Report.  The SLR QP has not researched property title or mineral rights for the Bullfrog Project as we consider it reasonable to rely on Energy Fuels' legal counsel who is responsible for maintaining this information.

The SLR QP has taken all appropriate steps, in their professional opinion, to ensure that the above information from Energy Fuels is sound.

Except as provided by applicable laws, any use of this Technical Report by any third party is at that party's sole risk.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	3-1

4.0 PROPERTY DESCRIPTION AND LOCATION

4.1 Location

The Bullfrog Project consists of two separate contiguous deposits, also known as Copper Bench and Indian Bench.  The Project is located in eastern Garfield County, Utah, 17 mi north of Bullfrog Basin Marina on Lake Powell and approximately 40 mi south of the town of Hanksville, Utah.  It is situated three miles west of Utah State Highway 276 and approximately five miles north of Ticaboo, Utah (Figure 4-1).

The geographic coordinates for the approximate center of the Project are located at latitude 37°48'38.71" N and longitude 110°41'50.09" W.  All surface data coordinates are State Plane 1983 Utah South FIPS 4303 (US feet) system.

4.2 Land Tenure

EFR's property position at the Project consists of 168 unpatented mining claims located on U.S. Bureau of Land Management (BLM) land, encompassing approximately 2,344 acres (Figure 4-2).  Surface access to conduct exploration, development and mining activities on unpatented mining claims is granted by the U.S. Bureau of Land Management (BLM) as long as National Environmental Protection Act (NEPA) regulations are met.  The Project is 100% owned by EFR and was acquired from Denison Mines Corp. and its affiliates in June 2012.

All claims, which are renewed annually in September of each year, are in good standing until September 1, 2022 (at which time they will be renewed for the following year as a matter of course).  All unpatented mining claims are subject to an annual federal mining claim maintenance fee of $165 per claim plus approximately $10 per claim for county filing fees to the BLM.  Table 4-1 lists the mineral claims covering the Project.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	4-1

Table 4-1: List of Claims held by Energy Fuels

Energy Fuels Inc. - Bullfrog Project

Claim Name	¼ Sec	Sec-Twp-Rng[1]	BLM Serial No	County	Location Date (DD-MM-YY)	In Good Standing To (DD-MM-YY)
BF 12	SW	20-34S-11E	UT101373039	Garfield	21-Mar-05	31-Aug-22
BF 14	SW	20-34S-11E	UT101373040	Garfield	21-Mar-05	31-Aug-22
BF 16	SW	20-34S-11E	UT101373041	Garfield	21-Mar-05	31-Aug-22
BF 18	SW	20-34S-11E	UT101373042	Garfield	21-Mar-05	31-Aug-22
BF 18	NW	29-34S-11E	UT101373042	Garfield	21-Mar-05	31-Aug-22
BF 20	NW	29-34S-11E	UT101373622	Garfield	21-Mar-05	31-Aug-22
BF 22	NW	29-34S-11E	UT101373623	Garfield	21-Mar-05	31-Aug-22
BF 24	NW	29-34S-11E	UT101373624	Garfield	21-Mar-05	31-Aug-22
BF 26	NW,SW	29-34S-11E	UT101423817	Garfield	20-Dec-75	31-Aug-22
BF 28	SW	29-34S-11E	UT101549846	Garfield	20-Dec-75	31-Aug-22
BF 30	SW	29-34S-11E	UT101403725	Garfield	20-Dec-75	31-Aug-22
BF 32	SW	29-34S-11E	UT101425838	Garfield	20-Dec-75	31-Aug-22
BF 34	SW	29-34S-11E	UT101405180	Garfield	20-Dec-75	31-Aug-22
BF 49	SE,SW	20-34S-11E	UT101373625	Garfield	21-Mar-05	31-Aug-22
BF 51	SE,SW	20-34S-11E	UT101373626	Garfield	21-Mar-05	31-Aug-22
BF 53	SE,SW	20-34S-11E	UT101373627	Garfield	21-Mar-05	31-Aug-22
BF 55	SE,SW	20-34S-11E	UT101373801	Garfield	21-Mar-05	31-Aug-22
BF 55	NE,NW	29-34S-11E	UT101373801	Garfield	21-Mar-05	31-Aug-22
BF 57	NE,NW	29-34S-11E	UT101373802	Garfield	21-Mar-05	31-Aug-22
BF 59	NE,NW	29-34S-11E	UT101373803	Garfield	21-Mar-05	31-Aug-22

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	4-2

Claim Name	¼ Sec	Sec-Twp-Rng[1]	BLM Serial No	County	Location Date (DD-MM-YY)	In Good Standing To (DD-MM-YY)
BF 60	NE	29-34S-11E	UT101373804	Garfield	21-Mar-05	31-Aug-22
BF 61	NE,NW	29-34S-11E	UT101373805	Garfield	21-Mar-05	31-Aug-22
BF 62	NE	29-34S-11E	UT101373806	Garfield	21-Mar-05	31-Aug-22
BF 63	NE,NW,SE,SW	29-34S-11E	UT101479372	Garfield	18-Dec-75	31-Aug-22
BF 64	NE,SE	29-34S-11E	UT101373807	Garfield	21-Mar-05	31-Aug-22
BF 65	SE,SW	29-34S-11E	UT101477279	Garfield	18-Dec-75	31-Aug-22
BF 66	SE	29-34S-11E	UT101373808	Garfield	21-Mar-05	31-Aug-22
BF 67	SE,SW	29-34S-11E	UT101402400	Garfield	18-Dec-75	31-Aug-22
BF 68	SE	29-34S-11E	UT101424826	Garfield	18-Dec-75	31-Aug-22
BF 69	SE,SW	29-34S-11E	UT101403752	Garfield	18-Dec-75	31-Aug-22
BF 70	SE	29-34S-11E	UT101455636	Garfield	18-Dec-75	31-Aug-22
BF 71	SE,SW	29-34S-11E	UT101477582	Garfield	18-Dec-75	31-Aug-22
BF 72	SE	29-34S-11E	UT101424457	Garfield	18-Dec-75	31-Aug-22
BF 73	SE,SW	29-34S-11E	UT101600498	Garfield	18-Dec-75	31-Aug-22
BF 73	NE,NW	32-34S-11E	UT101600498	Garfield	18-Dec-75	31-Aug-22
BF 74	SE	29-34S-11E	UT101403733	Garfield	18-Dec-75	31-Aug-22
BF 74	NE	32-34S-11E	UT101403733	Garfield	18-Dec-75	31-Aug-22
BF 101	NW,SW	28-34S-11E	UT101373809	Garfield	21-Mar-05	31-Aug-22
BF 102	NE,NW,SE,SW	28-34S-11E	UT101373810	Garfield	21-Mar-05	31-Aug-22
BF 103	SW	28-34S-11E	UT101373811	Garfield	21-Mar-05	31-Aug-22
BF 104	SE,SW	28-34S-11E	UT101373812	Garfield	21-Mar-05	31-Aug-22
BF 105	SW	28-34S-11E	UT101403019	Garfield	19-Dec-75	31-Aug-22

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	4-3

Claim Name	¼ Sec	Sec-Twp-Rng[1]	BLM Serial No	County	Location Date (DD-MM-YY)	In Good Standing To (DD-MM-YY)
BF 106	SE,SW	28-34S-11E	UT101401717	Garfield	19-Dec-75	31-Aug-22
BF 107	SW	28-34S-11E	UT101457165	Garfield	19-Dec-75	31-Aug-22
BF 108	SE,SW	28-34S-11E	UT101424269	Garfield	19-Dec-75	31-Aug-22
BF 109	SW	28-34S-11E	UT101500930	Garfield	19-Dec-75	31-Aug-22
BF 110	SE,SW	28-34S-11E	UT101404310	Garfield	19-Dec-75	31-Aug-22
BF 111	SW	28-34S-11E	UT101404135	Garfield	16-Dec-75	31-Aug-22
BF 111	NW	33-34S-11E	UT101404135	Garfield	16-Dec-75	31-Aug-22
BF 112	SE,SW	28-34S-11E	UT101339916	Garfield	16-Dec-75	31-Aug-22
BF 112	NE,NW	33-34S-11E	UT101339916	Garfield	16-Dec-75	31-Aug-22
BF 113	NW	33-34S-11E	UT101314657	Garfield	23-Feb-06	31-Aug-22
BF 114	NE,NW	33-34S-11E	UT101609654	Garfield	24-Dec-75	31-Aug-22
BF 116	NE,NW	33-34S-11E	UT101423016	Garfield	16-Dec-75	31-Aug-22
BF 118	NE,NW	33-34S-11E	UT101315585	Garfield	16-Feb-05	31-Aug-22
BF 120	NE,NW,SE,SW	33-34S-11E	UT101315586	Garfield	16-Feb-05	31-Aug-22
BF 122	SE,SW	33-34S-11E	UT101315587	Garfield	16-Feb-05	31-Aug-22
BF 124	SE,SW	33-34S-11E	UT101315588	Garfield	16-Feb-05	31-Aug-22
BF 126	SE,SW	33-34S-11E	UT101424928	Garfield	16-Dec-75	31-Aug-22
BF 128	SE,SW	33-34S-11E	UT101402584	Garfield	16-Dec-75	31-Aug-22
BF 130	NE,NW	4-35S-11E	UT101400733	Garfield	16-Dec-75	31-Aug-22
BF 130	SE,SW	33-34S-11E	UT101400733	Garfield	16-Dec-75	31-Aug-22
BF 181	SE	28-34S-11E	UT101373814	Garfield	21-Mar-05	31-Aug-22
BF 183	SE	28-34S-11E	UT101373815	Garfield	21-Mar-05	31-Aug-22

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	4-4

Claim Name	¼ Sec	Sec-Twp-Rng[1]	BLM Serial No	County	Location Date (DD-MM-YY)	In Good Standing To (DD-MM-YY)
BF 185	SE	28-34S-11E	UT101408528	Garfield	20-Dec-75	31-Aug-22
BF 186	SW	27-34S-11E	UT101374422	Garfield	21-Mar-05	31-Aug-22
BF 186	SE	28-34S-11E	UT101374422	Garfield	21-Mar-05	31-Aug-22
BF 187	SE	28-34S-11E	UT101339950	Garfield	20-Dec-75	31-Aug-22
BF 188	SW	27-34S-11E	UT101374423	Garfield	21-Mar-05	31-Aug-22
BF 188	SE	28-34S-11E	UT101374423	Garfield	21-Mar-05	31-Aug-22
BF 189	SE	28-34S-11E	UT101402324	Garfield	18-Dec-75	31-Aug-22
BF 189	NE	33-34S-11E	UT101402324	Garfield	18-Dec-75	31-Aug-22
BF 190	SW	27-34S-11E	UT101374424	Garfield	21-Mar-05	31-Aug-22
BF 190	SE	28-34S-11E	UT101374424	Garfield	21-Mar-05	31-Aug-22
BF 190	NE	33-34S-11E	UT101374424	Garfield	21-Mar-05	31-Aug-22
BF 190	NW	34-34S-11E	UT101374424	Garfield	21-Mar-05	31-Aug-22
BF 191	NE	33-34S-11E	UT101479219	Garfield	18-Dec-75	31-Aug-22
BF 192	NE	33-34S-11E	UT101424819	Garfield	18-Dec-75	31-Aug-22
BF 192	NW	34-34S-11E	UT101424819	Garfield	18-Dec-75	31-Aug-22
BF 193	NE	33-34S-11E	UT101403787	Garfield	18-Dec-75	31-Aug-22
BF 194	NE	33-34S-11E	UT101601944	Garfield	18-Dec-75	31-Aug-22
BF 194	NW	34-34S-11E	UT101601944	Garfield	18-Dec-75	31-Aug-22
BF 195	NE	33-34S-11E	UT101409126	Garfield	18-Dec-75	31-Aug-22
BF 196	NE	33-34S-11E	UT101601682	Garfield	18-Dec-75	31-Aug-22
BF 196	NW	34-34S-11E	UT101601682	Garfield	18-Dec-75	31-Aug-22
BF 197	NE,SE	33-34S-11E	UT101408563	Garfield	18-Dec-75	31-Aug-22

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	4-5

Claim Name	¼ Sec	Sec-Twp-Rng[1]	BLM Serial No	County	Location Date (DD-MM-YY)	In Good Standing To (DD-MM-YY)
BF 198	NE,SE	33-34S-11E	UT101602044	Garfield	18-Dec-75	31-Aug-22
BF 198	NW,SW	34-34S-11E	UT101602044	Garfield	18-Dec-75	31-Aug-22
BF 199	SE	33-34S-11E	UT101451969	Garfield	18-Dec-75	31-Aug-22
BF 200	SE	33-34S-11E	UT101339009	Garfield	18-Dec-75	31-Aug-22
BF 200	SW	34-34S-11E	UT101339009	Garfield	18-Dec-75	31-Aug-22
BF 201	SE	33-34S-11E	UT101402710	Garfield	18-Dec-75	31-Aug-22
BF 202	SE	33-34S-11E	UT101401658	Garfield	18-Dec-75	31-Aug-22
BF 202	SW	34-34S-11E	UT101401658	Garfield	18-Dec-75	31-Aug-22
BF 203	SE	33-34S-11E	UT101408214	Garfield	18-Dec-75	31-Aug-22
BF 204	SE	33-34S-11E	UT101403717	Garfield	18-Dec-75	31-Aug-22
BF 204	SW	34-34S-11E	UT101403717	Garfield	18-Dec-75	31-Aug-22
BF 205	SE	33-34S-11E	UT101495307	Garfield	19-Dec-75	31-Aug-22
BF 206	SE	33-34S-11E	UT101480304	Garfield	19-Dec-75	31-Aug-22
BF 206	SW	34-34S-11E	UT101480304	Garfield	19-Dec-75	31-Aug-22
BF 207	NE	4-35S-11E	UT101422475	Garfield	19-Dec-75	31-Aug-22
BF 207	SE	33-34S-11E	UT101422475	Garfield	19-Dec-75	31-Aug-22
BF 208	NW	3-35S-11E	UT101404987	Garfield	19-Dec-75	31-Aug-22
BF 208	NE	4-35S-11E	UT101404987	Garfield	19-Dec-75	31-Aug-22
BF 208	SE	33-34S-11E	UT101404987	Garfield	19-Dec-75	31-Aug-22
BF 208	SW	34-34S-11E	UT101404987	Garfield	19-Dec-75	31-Aug-22
BF 209	NE	4-35S-11E	UT101315590	Garfield	16-Feb-05	31-Aug-22
BF 210	NW	3-35S-11E	UT101408496	Garfield	19-Dec-75	31-Aug-22

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	4-6

Claim Name	¼ Sec	Sec-Twp-Rng[1]	BLM Serial No	County	Location Date (DD-MM-YY)	In Good Standing To (DD-MM-YY)
BF 210	NE	4-35S-11E	UT101408496	Garfield	19-Dec-75	31-Aug-22
BF 211	NE	4-35S-11E	UT101315591	Garfield	16-Feb-05	31-Aug-22
BF 212	NW	3-35S-11E	UT101301844	Garfield	19-Dec-75	31-Aug-22
BF 212	NE	4-35S-11E	UT101301844	Garfield	19-Dec-75	31-Aug-22
BF 213	NE	4-35S-11E	UT101315592	Garfield	16-Feb-05	31-Aug-22
BF 214	NW	3-35S-11E	UT101315593	Garfield	16-Feb-05	31-Aug-22
BF 214	NE	4-35S-11E	UT101315593	Garfield	16-Feb-05	31-Aug-22
BF 215	NE,SE	4-35S-11E	UT101315594	Garfield	16-Feb-05	31-Aug-22
BF 216	NW,SW	3-35S-11E	UT101315595	Garfield	16-Feb-05	31-Aug-22
BF 216	NE,SE	4-35S-11E	UT101315595	Garfield	16-Feb-05	31-Aug-22
BF 217	SE	4-35S-11E	UT101315596	Garfield	16-Feb-05	31-Aug-22
BF 218	SW	3-35S-11E	UT101315597	Garfield	16-Feb-05	31-Aug-22
BF 218	SE	4-35S-11E	UT101315597	Garfield	16-Feb-05	31-Aug-22
BF 219	SE	4-35S-11E	UT101316780	Garfield	16-Feb-05	31-Aug-22
BF 220	SW	3-35S-11E	UT101316781	Garfield	16-Feb-05	31-Aug-22
BF 220	SE	4-35S-11E	UT101316781	Garfield	16-Feb-05	31-Aug-22
BF 279	NW	34-34S-11E	UT101374425	Garfield	21-Mar-05	31-Aug-22
BF 281	NW	34-34S-11E	UT101374426	Garfield	21-Mar-05	31-Aug-22
BF 283	NW	34-34S-11E	UT101455667	Garfield	21-Dec-75	31-Aug-22
BF 285	NW,SW	34-34S-11E	UT101404393	Garfield	21-Dec-75	31-Aug-22
BF 286	NE,NW,SE,SW	34-34S-11E	UT101374427	Garfield	21-Mar-05	31-Aug-22
BF 287	SW	34-34S-11E	UT101404938	Garfield	21-Dec-75	31-Aug-22

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	4-7

Claim Name	¼ Sec	Sec-Twp-Rng[1]	BLM Serial No	County	Location Date (DD-MM-YY)	In Good Standing To (DD-MM-YY)
BF 288	SE,SW	34-34S-11E	UT101374428	Garfield	21-Mar-05	31-Aug-22
BF 289	SW	34-34S-11E	UT101407797	Garfield	21-Dec-75	31-Aug-22
BF 290	SE,SW	34-34S-11E	UT101374429	Garfield	21-Mar-05	31-Aug-22
BF 291	SW	34-34S-11E	UT101493255	Garfield	21-Dec-75	31-Aug-22
BF 292	SE,SW	34-34S-11E	UT101374430	Garfield	21-Mar-05	31-Aug-22
BF 293	SW	34-34S-11E	UT101405785	Garfield	21-Dec-75	31-Aug-22
BF 294	SE,SW	34-34S-11E	UT101374431	Garfield	21-Mar-05	31-Aug-22
BF 295	NW	3-35S-11E	UT101404612	Garfield	21-Dec-75	31-Aug-22
BF 295	SW	34-34S-11E	UT101404612	Garfield	21-Dec-75	31-Aug-22
BF 296	NE,NW	3-35S-11E	UT101374432	Garfield	21-Mar-05	31-Aug-22
BF 296	SE,SW	34-34S-11E	UT101374432	Garfield	21-Mar-05	31-Aug-22
BF 297	NW	3-35S-11E	UT101494031	Garfield	21-Dec-75	31-Aug-22
BF 298	NE,NW	3-35S-11E	UT101374433	Garfield	21-Mar-05	31-Aug-22
BF 299	NW	3-35S-11E	UT101600496	Garfield	21-Dec-75	31-Aug-22
BF 300	NE,NW	3-35S-11E	UT101374434	Garfield	21-Mar-05	31-Aug-22
BULL 301	NW	3-35S-11E	UT101426244	Garfield	04-May-77	31-Aug-22
BULL 303	NW,SW	3-35S-11E	UT101402325	Garfield	05-May-77	31-Aug-22
BULL 305	SW	3-35S-11E	UT101374435	Garfield	21-Mar-05	31-Aug-22
BULL 673	NW,SW	3-35S-11E	UT101302133	Garfield	04-Aug-77	31-Aug-22
BULL 674	NW	3-35S-11E	UT101529442	Garfield	04-Aug-77	31-Aug-22
BULL 675	NW	3-35S-11E	UT101401669	Garfield	03-Aug-77	31-Aug-22
BULL 675	SW	34-34S-11E	UT101401669	Garfield	03-Aug-77	31-Aug-22

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	4-8

Claim Name	¼ Sec	Sec-Twp-Rng[1]	BLM Serial No	County	Location Date (DD-MM-YY)	In Good Standing To (DD-MM-YY)
BULL 676	SW	34-34S-11E	UT101405982	Garfield	03-Aug-77	31-Aug-22
BULL 677	NW,SW	34-34S-11E	UT101407675	Garfield	02-Aug-77	31-Aug-22
BULL 678	NW	34-34S-11E	UT101401720	Garfield	02-Aug-77	31-Aug-22
BULL # 713	SW	28-34S-11E	UT101401745	Garfield	05-Jan-78	31-Aug-22
BULL # 713	SE	29-34S-11E	UT101401745	Garfield	05-Jan-78	31-Aug-22
BULL 714	NW,SW	28-34S-11E	UT101374436	Garfield	21-Mar-05	31-Aug-22
BULL 714	NE,SE	29-34S-11E	UT101374436	Garfield	21-Mar-05	31-Aug-22
BULL 774	NE,NW	29-34S-11E	UT101374437	Garfield	21-Mar-05	31-Aug-22
BULL 793	SW	29-34S-11E	UT101403721	Garfield	22-Aug-78	31-Aug-22
FROG 679	NW	4-35S-11E	UT101374439	Garfield	21-Mar-05	31-Aug-22
FROG 679	SW	27-34S-11E	UT101374439	Garfield	21-Mar-05	31-Aug-22
FROG 679	NW	34-34S-11E	UT101374439	Garfield	21-Mar-05	31-Aug-22
FROG # 690	SW	28-34S-11E	UT101421903	Garfield	12-Dec-77	31-Aug-22
FROG # 690	SE	29-34S-11E	UT101421903	Garfield	12-Dec-77	31-Aug-22
FROG # 690	NE	32-34S-11E	UT101421903	Garfield	12-Dec-77	31-Aug-22
FROG # 690	NW	33-34S-11E	UT101421903	Garfield	12-Dec-77	31-Aug-22

Notes:

1. Section - Township - Range

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Bullfrog Project
Ticaboo
Bullfrog
Fry Canyon
Blanding
White Mesa Mill
Bluff
276
95
191
163
N
0 2½ 5 10
Miles
0 5 10 20
Kilometers
UTAH
Land Ownership
BLM
National Park Service
Private
State of Utah
Tribal
Forest Service
Energy Fuels Inc.
Bullfrog Project
Utah, USA
Location Map

February 2022

Source: EFR, 2021

Figure 4-1: Location Map

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1860638
1865638
1870638
1875638
1880638
10265570
10260570
10255570
10250570
10245570
20
21
22
23
29
28
27
26
32
33
34
35
05
04
03
02
08
09
T34S
T35S
Indian Bench
Copper Bench
Frank M
Southwest
Tony M
Creek
Benches
Copper
Chicken Spring
Corral
N
0
¼
½
1
Miles
0
0.5
1
2
Kilometers
Copyright © 2013 National Geographic Society, i-cubed
U T A H
Legend
Bullfrog Property Boundary
Deposit(s) Boundary
B.F. Claims
Bull Claims
Frog Claims
Energy Fuels Inc.
Bullfrog Project
Utah, USA
Land Tenure Map
February 2022
Source: EFR, 2021

Figure 4-2: Land Tenure Map

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4.3 Encumbrances

The annual mining claim holding costs for the Project for 2022 will be $27,720.

Although EFR has completed initial environmental baseline studies and mine plans for permitting purposes at the Bullfrog property, the submittal of permit applications has been deferred pending more favorable market conditions.

4.4 Royalties

There is no royalty burden for the 168 claims that comprise the Project.

4.5 Other Significant Risks

The SLR QP is not aware of any environmental liabilities on the Project.  EFR has all required permits to conduct the proposed work on the Project.  The SLR QP is not aware of any other significant factors and risks that may affect access, title, or the right or ability to perform the proposed work program on the Project.

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5.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

5.1 Accessibility

Road access to the Project is by paved Highway 276, running between Hanksville, Utah, and Bullfrog Basin Marina, Utah.  An unimproved gravel road maintained by Garfield County extends west from Highway 276, passes by the portal of the Tony M mine, and extends northerly to the Project.  The northern end of the Project can be accessed by the Eggnog Star Spring County Road, approximately 10.4 mi north of Ticaboo, Utah along Highway 276.  A network of unimproved, dirt exploration roads provide access over the Project except in the areas of rugged terrain.

5.2 Vegetation

The vegetation consists primarily of small plants including some of the major varieties of blackbrush, sagebrush, and rabbitbrush.  A few small junipers are also present.

5.3 Climate

The climate is distinctly arid with an average annual precipitation of approximately eight inches, in addition to approximately 12 in. of snow.  Local records indicate the temperature ranges from a minimum of -10°F to a maximum of 110°F.  These conditions allow year-round exploration to take place.

5.4 Local Resources

Skilled labor can be recruited from the region, which has a tradition of uranium mining.  Materials and supplies are transported to the site by truck approximately 275 mi from Salt Lake City, Utah, and approximately 190 mi from Grand Junction, Colorado.  The distance to Energy Fuels' White Mesa Mill near Blanding, Utah, is 117 mi.

5.5 Infrastructure

The Project is located in a relatively remote area of Utah with limited supporting infrastructure in the area. If the Project is developed, it is anticipated that power will be supplied by diesel generators and water will be supplied by a well.  The town of Ticaboo, Utah, is located approximately five miles south of the Project.  The next closest community is Hanksville, Utah, a small town of a few hundred people, located approximately 40 mi north of the Project.  The Bullfrog Basin Marina airstrip is located approximately 15 mi south of the Project area.

5.6 Physiography

The Project is located on the lower southern flank of Mt. Hillers (10,723 ft elevation), and to the west and northwest of Mount Ellsworth and Mt. Holmes (7,930 ft elevation).  The land surface slopes south-southwesterly from these mountains to Lake Powell, which has an average elevation of approximately 3,700 ft.

Relief over the area is approximately 800 ft.  The elevation in the Project area ranges from 4,550 ft above sea level (ft ASL) at the portal of the Tony M mine, located approximately 3.7 mi to the south of the Project, to 6,800 ft ASL over the northern end of the Project.  The terrain is typical canyon lands topography, with some areas deeply dissected by gullies and headwalls of canyons and the rest consisting of gently undulating gravel benches covering the northern part of the project area.  The terrain in several parts of the Project is particularly rugged and inaccessible and is the primary reason for the irregular pattern of surface drillholes in parts of the Project.

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There are no perennial streams in the vicinity of the Henry Mountains Complex area, but there are ephemeral streams all of which flow in response to snow melt and rainfall.  In the western part of the property area, primary surface waters flow from a series of seeps and springs at the base of the Tununk shale, which is located above the Morrison Formation.  The major regional water source is provided by wells developed in the Jurassic-Triassic Navajo sandstone aquifer.  The Navajo Sandstone is located at a depth of about 1,800 ft in the Bullfrog property area, placing it about 1,000 ft below the Salt Wash uraniferous zones.

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6.0 HISTORY

During World War I, vanadium was mined from small deposits outcropping in Salt Wash exposures on the eastern and southern flanks of the Henry Mountains.  In the 1940s and 1950s, interest increased in both vanadium and uranium, and numerous small mines developed along the exposed Salt Wash outcrops.

Prior to 2005, all exploration, mine development, and related activities for the two historical properties (Tony M and Bullfrog) were conducted independently.  Many historic activities on the Bullfrog and Tony M properties are therefore discussed separately, except where correlations and comparisons are made.

In the late 1960s, Gulf Minerals (Gulf) acquired a significant land position southwest of the Henry Mountains Complex Property and drilled approximately 70 holes with little apparent success.  In 1970 and 1971, Rioamex Corporation conducted a 40-hole drilling program in an east-west zone extending across the southerly end of the Bullfrog property and the northerly end of the Tony M-Frank M property.  Some of these holes intercepted significant uranium mineralization.

The history of exploration and development of the Bullfrog property and former Tony M property evolved independently from the mid-1970s until early 2005.  The Bullfrog property was initially explored by Exxon, while the former Tony M property was explored and developed by Plateau, a subsidiary of Consumers Power Company (Consumers) of Michigan.

6.1 Prior Ownership

In 1982, Atlas Minerals Corporation (Atlas) acquired the Bullfrog property from Exxon, subsequently returning it to Exxon in 1991.  The Bullfrog property was then sold by Exxon to EFNI in 1992.  In 1997, IUC became the owner of the Bullfrog property as part of an acquisition in which IUC acquired all of EFNI's assets.

Plateau commenced exploration east of Shootaring Canyon in 1974 and drilled the first holes west of the canyon on the former Tony M property in early 1977.  Development of the Tony M decline and mine began on September 1, 1978.  Under Plateau, the Shootaring Canyon Uranium Processing Facility (Ticaboo Mill) was developed approximately four miles south of the Tony M mine portals.  Operational testing commenced at the Ticaboo Mill on April 13, 1982, with the mill declared ready for operation on June 1, 1982.  Following extensive underground development, the Tony M mine was put on care and maintenance in mid-1984 as a result of the cancellation of construction of Consumers' dual-purpose nuclear plants in Midland, Michigan.  Plateau's Tony M mine uranium production had been committed to the Midland plants.

Ownership of the former Tony M property was transferred from Plateau to Nuclear Fuels Services, Inc. (NFS) in mid-1990.  During its tenure, NFS conducted various investigations including delineation drilling and geologic analysis of the former Tony M property.  The report documenting "Geologic analysis of the uranium and vanadium ore reserves in the Tony M Orebody" was prepared for NFS by Nuclear Assurance Corporation (NAC, 1989).  Drilling by NFS on the former Tony M property, consisting of 39 rotary holes, was targeted to delineate zones of high-grade uranium mineralization.  In addition, with the cooperation of NFS, BP Exploration Inc. drilled one stratigraphic core hole (91-8-14c) on the northern former Tony M property in 1991 (Robinson & McCabe, 1997).

In 1994, U.S. Energy Corporation (USEC) of Riverton, Wyoming, then owner of the Ticaboo Mill (which it had acquired from Plateau) entered into an agreement to acquire the Tony M mine and Frank M deposit from NFS.  USEC held the mineral properties until the late 1990s when it abandoned them because of the continued low uranium market prices.  During this period USEC also conducted a program to close the Tony M mine and reclaim disturbed surface areas, which included backfilling the portals and capping the mine ventilation holes.  The buildings and structures were removed, and the terrain was reclaimed and recultivated.

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In February 2005, the State of Utah offered the Utah State Mineral Lease covering Section 16 Township 35 South (T35S) Range 11 East (R11E), Salt Lake Meridian, for auction.  Both the portal of the Tony M mine and the southern portion of the Tony M deposit are located on this State section.  IUC was the successful bidder, and the State of Utah leased Section 16 to IUC.  Subsequently, IUC entered into an agreement to acquire the Utah State Mineral Lease and 17 unpatented Federal lode mining claims (TIC) located between Section 16 and the Bullfrog property claims.

On December 1, 2006, IUC combined its operations with those of Denison Mines Inc. (DMI) acquiring all issued and outstanding shares of DMI, and subsequently amending its name to Denison Mines Corp. (Denison).  In February 2007, Denison acquired the former Plateau Tony M property, bringing it under common ownership with the Bullfrog property and renaming the properties the Henry Mountain Complex.

In 2007, the Ticaboo Mill was purchased by Uranium One Inc. from USEC.  In 2015, Anfield Energy Inc. acquired the mill from Uranium One Inc.  The mill is currently in care and maintenance.

In June 2012, EFR acquired 100% of the Henry Mountains Complex through the acquisition of Denison and its affiliates' U.S. Mining Division.

In October 2021, EFR divested of the Tony M property and Southwest deposit to CUR, retaining the mineral claims associated with the Bullfrog (Copper Bench and Indian Bench) deposits.

6.2 Exploration and Development History

The primary method of exploration used for Salt Wash uranium/vanadium deposits and for the Project specifically is rotary drilling into the host sandstone followed by logging of the drillhole using a gamma probe.  Typically, core is only collected from a few holes to determine vanadium content and to determine if there are any disequilibrium issues.

Denison, and its predecessor IUC, carried out no physical work on the properties, with the exception of review of available data and critical evaluation, until the end of 2005, when certain activities including underground reconnaissance and permitting were initiated.  A Notice of Intent to Conduct Exploration E/017/044 was issued by the Utah Division of Oil, Gas and Mining, Department of Natural Resources on December 2, 2005.  In addition, IUC filed a Notice of Intent to Conduct Mineral Exploration, UTU-80017, with the BLM, on March 6, 2006.  A notice of exploration activities was sent to the Utah State Institutional and Trust Land Administration (SITLA), the owner of Section 16, on September 7, 2005.

6.2.1 Bullfrog and Southwest Deposits Property History

Exxon conducted reconnaissance in the area in 1974 and 1975, resulting in staking of the first "Bullfrog" claims in 1975 and 1976.  The first drilling program in 1977 resulted in the discovery of what became the Southwest deposit.  Additional claims were subsequently staked, and drilling was continued, first by Exxon's Exploration Group, and then by its Pre-Development Group.  Several uranium and vanadium zones were discovered in the Southwest and Copper Bench areas, and mineralization exhibiting potential economic grade was also discovered in the Indian Bench area.  With the declining uranium markets of the early 1980s, Exxon prepared a prefeasibility report and then discontinued development of the Bullfrog property.  Subsequently, Exxon offered the Bullfrog property to Atlas Minerals Corporation (Atlas) in January 1982.

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Atlas entered into an agreement to purchase the Bullfrog property from Exxon in July 1982.  From July 1982 to July 1983, Atlas completed 112 drillholes delineating the Southwest and Copper Bench deposits on approximately 100 ft centers.  In August 1983, Atlas commissioned Pincock, Allen and Holt, Inc. (PAH), to conduct a feasibility study for development of the Southwest and Copper Bench deposits.  From July 1983 to March 1984, Atlas completed a core drilling program throughout the Bullfrog property, as well as a rotary drillhole program to delineate the Indian Bench deposit.  In November 1983, Atlas renamed the Bullfrog deposits as the "Edward R. Farley Jr. Deposit", but that name is no longer used.

Atlas continued to hold the Bullfrog property until 1990 when a corporate decision was made to consider its sale.  During that year, Mine Reserves Associates, Inc. (MRA) of Tucson, Arizona, was retained to prepare mineral inventory and mineable reserve estimates for the Indian Bench deposit and incorporate the results into a project-wide reserve base.  Steve Milne of Milne and Associates (Milne), a principal engineer for the PAH study, was engaged in November 1990 to update the PAH feasibility study and to complete an optimization study on selected mining/milling scenarios.  The completed Milne study was submitted to Atlas in December 1990 (Milne & Associates, 1990).

Atlas did not sell the Bullfrog property, and in 1991 returned it to Exxon.  In late 1992, EFNI, no relation to EFR, acting through its subsidiary Energy Fuels Exploration Company, purchased the Bullfrog property from Exxon.  EFNI conducted a geologic review and internal economic analysis of the Bullfrog property.  In 1997, International Uranium Corp. (IUC) became the owner of the Bullfrog property as part of an acquisition in which IUC acquired all of EFNI's assets.  IUC performed no exploration activities on the properties.

On December 1, 2006, IUC combined its operations with those of DMI and DMI became a subsidiary of IUC.  IUC was then renamed Denison.

EFR acquired all three deposits - Copper Bench, Indian Bench, and Southwest - through its acquisition of Denison's U.S. assets in June 2012.  No mine development has been conducted on the Project and EFR has carried out no exploration work on the Project.

6.3 Past Production

No past production has occurred at the Project.

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7.0 GEOLOGICAL SETTING AND MINERALIZATION

7.1 Regional Geology

The Project is part of the Colorado Plateau physiographic province in southwestern Utah.  The Colorado Plateau has been a relatively stable structural province since the end of the Precambrian.  During the Paleozoic and Mesozoic, the Colorado Plateau was a stable shelf without major geosynclinal areas of deposition, except during the Pennsylvanian when several thousand feet of black shales and evaporates accumulated in the Paradox Basin of southwestern Colorado and adjacent Utah.

Folding and faulting of basement rocks during the Laramide orogeny of Late Cretaceous and Early Tertiary time produced the major structural features of the Colorado Plateau.  Compared to the adjacent areas, however, it affected the plateau only slightly.  The nearly horizontal strata were gently flexed, producing the uplifts and basins.

Early Tertiary fluvial and lacustrine sedimentation within the deeper parts of local basins was followed in mid-Tertiary time by laccolithic intrusion and extensive volcanism.  Intrusions of diorite and monazite porphyry penetrated the sediments at several sites to form the laccolithic mountains of the central Colorado Plateau.  Dikes and sills of similar composition were intruded along the eastern edge of the plateau, probably in Miocene time.  Faulting along the south and west margins of the plateau was followed Henry Mountains Basin by epeirogenic uplift and northeastward tilting of the plateau and by continuing erosion which has shaped the present landforms.

7.2 Local Geology

The Project is situated in the southeastern flank of the, a subprovince of the Colorado Plateau physiographic province.  The Henry Mountains Basin is an elongate north-south trending doubly plunging syncline in the form of a closed basin.  It is surrounded by the Monument Uplift to the southeast, Circle Cliffs Uplift to the southwest, and the San Rafael Swell to the north.

The Project is located to the south of Mt. Hillers (10,723 ft) and to the northwest of Mount Ellsworth and Mt. Holmes (7,930 ft).  Exposed rocks in the Project area are Jurassic and Cretaceous in age.  Host rocks at the Project are Upper Jurassic sandstones of the Salt Wash Member of the Morrison Formation.  In addition, a minor portion (i.e., a few percent) of the Tony M uranium mineralization occurs in the uppermost section of the underlying Tidwell Member (PAH, 1985).

Figure 7-1 presents a geologic map of the Bullfrog area.

7.2.1 Stratigraphy

Surface outcrops at the Project include the Tununk Shale Member of the Mancos Shale in the northern portions of the Project area and the Dakota Sandstone and Morrison Formations in the southern portions.  Detailed geologic descriptions of the stratigraphic sequence are given below.  The stratigraphic section for the Project area is shown in Figure 7-2 and Figure 7-3.

7.2.1.1 Mancos Shale (Tununk Shale Member)

The Tununk Shale Member of the Mancos Shale is a dark gray to blue gray, thinly laminated, calcareous, marine shale that is locally fossiliferous.  It contains minor fine-grained quartz sandstone beds.  In the Henry Mountains Basin area, it is 440 ft to 720 ft thick (Doelling and Willis, 2018).

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7.2.1.2 Dakota Sandstone

The Dakota Sandstone is a grayish orange to light brown, locally fossiliferous sandstone interbedded with light-olive gray shale in the upper half of the formation.  The Dakota contains mostly thin, but locally thick, coal beds in the middle of the formation and dark-brown to black carbonaceous claystone, gray shale, siltstone, and some beds of grayish orange to white coarse-grained sandstone in the lower have of the formation (Doelling and Willis, 2018).

7.2.1.3 Morrison Formation

The Morrison Formation is a complex fluvial deposit of Late Jurassic age that occupies an area of approximately 600,000 square miles, including parts of 13 western states and small portions of three Canadian provinces, far to the north and east of the boundary of the Colorado Plateau.

In most areas of major Salt Wash uranium production in Colorado and Utah, the Morrison Formation consists of only the Salt Wash Member and the conformably overlying Brushy Basin Member.  The Tidwell Member underlies the Salt Wash Member in some districts.

7.2.1.3.1 Morrison Formation (Brushy Basin Member)

The Brushy Basin Member is comprised of variegated mudstone and claystone, minor sandstone, and conglomerate.  In the Project area, the thickness of the Brushy Basin ranges between 0 ft and 300 ft (Doelling and Willis, 2018).

7.2.1.3.2 Morrison Formation (Salt Wash Member)

The Salt Wash Member is subdivided into three major facies.  Uranium-vanadium orebodies have been found in each of the three facies, but the great majority of ore has been mined from the interbedded sandstone and mudstone facies.  In outcrop, the Salt Wash is exposed as one or more massive, ledge-forming sandstones, the number varying from one district to another.  Closer to the source areas, as in Arizona, the Salt Wash is mainly a massive sandstone or conglomeratic sandstone broken only by a few, thin interbeds of siltstone or clay.  Farther from the source areas, as in the area of the Uravan mineral belt, three or more discontinuous sandstone ledges are common, generally interbedded with approximately equal amounts of thick, laterally persistent siltstones or mudstones.

The sandstones of the Salt Wash have been classified as modified or impure quartzite, ranging from orthoquartzite to feldspathic or tuffaceous orthoquartzite.  Carbonate cement is a relatively common component in the Salt Wash.  The sandy strata of the Salt Wash Member contain many mineable concentrations of uranium throughout the Henry Basin, most of which are relatively small.  The Henry Mountains deposits, together with adjoining deposits, constitute the largest Salt Wash-hosted uranium concentration on the Colorado Plateau.

In the southern Henry Mountains Basin, including the Project area, the Salt Wash Member ranges from 400 ft to 510 ft thick.  In the northern part of the Tony M deposit, core hole 91-8-14c intersected 444 ft of the Salt Wash Member.  The lower Salt Wash sandstones are finer grained, while the upper Salt Wash sandstones consist of more coarse-grained clastics.  The lower Salt Wash is approximately 150 ft thick in the Project area, thinning and becoming less sandy northward from the Project area.  Sandstones comprise 80% of the sequence, with siltstones and mudstones making up the remainder.  Significant uranium mineralization occurs only in this lower unit.

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7.2.1.3.3 Tidwell and Summerville Formations

The Tidwell Member of the Morrison Formation interbeds with the upper Summerville Formation making the contact difficult to define.  The Tidwell is composed of alternating thin beds of light-gray and greenish gray, fine-grained, calcareous sandstone and calcareous moderate red or green shale.  The Summerville Formation is a reddish brown, ribbed or thinly bedded siltstone and mudstone and brown to white, fine-grained sandstone.  Locally it includes pink and white gypsum near the top.  Near the top of the formation, the Summerville contains interbedded red and gray mudstone, pink and white gypsum, gray limestone, and gray sandstone that are part of the overlying Tidwell Formation (Doelling and Willis, 2018).

7.2.2 Structural Geology

The structural geology of the Project reflects a gentle westward dip off the Monument Uplift, toward the axis of the Henry Mountains Basin, except where the strata have been influenced by the adjacent Mount Hillers and Mount Ellsworth intrusive igneous bodies.  As a result, strata at Bullfrog dips a few degrees to the west and southwest.

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Bullfrog Project
Legend
Tdp - Diorite Porphyry
Tp - Intrusives
Ts - Shattered Sedimetary Rocks
Kme - Emery Sandstone
Kmbg - Blue Gate Shale
Kmf - Ferron Sandstone
Kmt - Tununk Shale
Kd - Dakota Sandstone
Jm - Morrison Fm.
Js - Summerville Fm.
Je - Entrada Sandstone
Jca - Carmel Fm.
Jn - Navajo Sandstone
Jns - Navajo Sandstone (Shattered)
Jk - Kayenta Fm.
Jw - Wingate Fm.
Trc - Chinle Fm.
Trs - Shinarump Conglomerate
Trm - Moenkopi Fm.
Pwr - White Rim Sandstone
1840336
1850336
1860336
1870336
1880336
1890336
1900336
10275444
10265444
10255444
10245444
10235444
10225444
10215444
Kmbg
Kmf
Kmt
Kd
Jm
Js
Je
Jn
Tdp
Tp
Ts
Trc
Pwr
Jca
Copyright © 2013 National Geographic Society, i-cubed
N
UTAH
0 ½ 1 2
Miles
0 1 2 4
Kilometers
Energy Fuels Inc.
Bullfrog Project
Utah, USA
Regional Geologic Map
February 2022
Source: EFR, 2021 (modified from Hunt, 1953)

Figure 7-1: Regional Geologic Map

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
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Figure 7-2: Regional Stratigraphic Column

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
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(ft)
(m)
Log of
Core Hole
91-8-14c
MIDDLE INTERVAL
LOWER INTERVAL
Middle Portion of the Lower Rim
Bullfrog Mineralization
Lower Portion of the Lower Rim
Tony M & Southwest Mineralization
Minor Bullfrog Mineralization
TIDWELL MEMBER
SALT WASH MEMBER
Green

Figure 7-3: Detail of the Lower Portion of the Lower Rim of the Saltwash Member

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7.3 Mineralization

7.3.1 Uranium Mineralization

The uranium-vanadium mineralization in the Henry Mountains Basin area is similar to the mineralization observed elsewhere in the Colorado Plateau.

It occurs as intragranular disseminations within the lower fluvial sand facies (Lower Rim) of the Salt Wash Member containing detrital organic debris.  Mineralization primarily consists of coffinite, with minor uraninite, which usually occurs in close association with vanadium mineralization.  Mineralization occurs as intergranular disseminations, as well as coatings and/or cement on and between sand grains and organic debris (Northrop and Goldhaber, 1990).

The Lower Rim of the Salt Wash Member has been subdivided into an upper, middle, and a lower unit designated as the Upper-Lower, Middle-Lower, and Lower-Lower.  Each of these subunits, in turn, have been subdivided into upper, middle, and lower horizons.  The Bullfrog deposit primarily occurs in upper and lower portions of the Middle-Lower unit (i.e., 60 ft to 100 ft above the base) with minor mineralization found in the upper portion of the Lower-Lower unit.  Minor mineralization is also seen in the underlying Tidwell formation.

Table 7-1 presents a summary of the naming conventions of the mineralized sands for the Henry Mountains Complex.

Table 7-1: Naming Convention of the Mineralized Sands for the Henry Mountains Complex

Energy Fuels Inc. - Bullfrog Project

Member	Rim	Unit	Horizon	Zone Abbreviation	Mineralization
Brushy Basin	N/A	N/A	N/A	-	None
Salt Wash	Top (Upper)	N/A	N/A	-	None
	Middle	N/A	N/A	-	None
		Upper (Upper-Lower)	Upper	-	None
			Middle	-	None
			Lower	-	None
	Lower	Middle (Middle-Lower)	Upper	MU	Bullfrog
			Middle	-	None
			Lower	ML	Bullfrog
		Lower (Lower-Lower)	Upper	L	Tony M/Southwest/Bullfrog
			Middle	-	Tony M/Southwest
			Lower	-	Tony M/Southwest
Tidwell	N/A	N/A	N/A	-	Tony M/Southwest (minor)

The framework minerals of the Salt Wash host beds for the Tony M deposit are predominantly quartz, (averaging 70% to 79% of the rock) with minor, variable amounts of feldspar (ranging from 1% to 14% and averaging 4%).  Rock fragments average about 7% but range from 1% to 60%.  Accessory minerals form about 2% or less of the rock.  The sandstones are classified as modified or impure quartzite, ranging from orthoquartzite to feldspathic orthoquartzite.

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The Salt Wash sandstone is cemented by carbonate and silica and/or clay minerals that average about 17% of the total volume of the samples studied.  Calcite is the most common carbonate.  In the mineralized zones, the proportionate of clay minerals increases and the amount of carbonate decreases.  The carbonate in the mineralized zone is also marked by the presence of dolomite.  Organic carbon commonly occurs in the concentration of 0.1 to 0.2 weight percent (wt%) but ranges up to 1 wt% or higher in some zones.  The predominant type of organic matter is coalified detrital plant debris together with a trace amount (<1%) of unstructured organic matter.  This detrital debris occurs as individual elongate fragments a few tens of micrometres to about 5 mm in length.  Silicified logs, carbonized organic debris, and pyrite are locally abundant in the uranium-vanadium bearing zone.

Quartz overgrowths in amounts ranging from 1% to 12% are present with the highest concentrations associated directly with the mineralized zone(s).

Other "ore-stage" minerals identified in the U.S. Geologic Survey (USGS) study include pyrite (0% to 3.3%), quartz overgrowths (0% to 17%), dolomite and calcite (Wanty et al., 1990).  The quartz overgrowths are often visible to the naked eye within the Tony M mine.  While dolomite is associated with the mineralized zones, the abundance of calcite decreases in highly mineralized zones.  This is thought to occur because calcite postdates the deposition of vanadium bearing chlorite and other "ore-stage" minerals that preferentially plug the pores of the mineralized zone.

The main uranium mineralized horizons appear as laterally discontinuous, horizontal bands of dark material separated vertically by lighter zones lacking uranium but enriched in vanadium.  On a small scale (inches to feet), the dark material often exhibits lithologic control, following cross-bed laminae or closely associated with, though not concentrated directly within, pockets of detrital organic debris.

The Bullfrog deposit extends approximately 3.5 mi along a northwesterly trend to the northeast of the Tony M-Southwest deposit.  Mineralization of the Bullfrog deposits ranges in thicknesses of three feet to six feet but occasionally is shown on radiometric logs exceeding 12 ft in some portions of the Project area.

The age of the deposit is 115 million years, indicating that the mineralization formed shortly after deposition of the Brush Basin Member of the Morrison Formation (Ludwig, 1986, in Wanty et al., 1990).

7.3.2 Vanadium Mineralization

Vanadium occurs as montroseite (hydrous vanadium oxide) and vanadium chlorite in primary mineralized zones located below the water table (i.e., the northern portion of the Tony M deposit).  Montroseite is the only vanadium oxide mineral identified in this interval.  An unusual vanadium-bearing chlorite or an interlayered vanadium-bearing chlorite-smectite is the only authigenic clay mineral(s) recognized.  The grain size and sorting characteristics of detrital quartz grains vary within the host rocks; cross-bed laminae with coarser grains and better sorting are invariably more highly mineralized (Wanty et al., 1990).

Above the water table vanadium chlorite is absent, while montroseite and a suite of secondary uranium-vanadium minerals are present.  These include tyuyamunite, metatyuyamunite, rauvite, and carnotite all of which have been identified in samples from the southern part of the Tony M deposit.  Carnotite is a secondary hydrous potassium-vanadium-uranium mineral, while the other three are similar minerals with calcium replacing potassium.  The later minerals occur above the water table in the zone that has been subjected to near surface secondary oxidation.

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The V2O5:U3O8 weight ratios in Salt Wash-type deposits range from about 1:1 to 20:1 with the V2O5:U3O8 routinely reported as 5:1 based on U.S. Atomic Energy Commission (AEC) production records of 18,300 tons for the period 1956 to 1965.  Focusing only on the South Henry Mountains (also known as the Little Rockies) mining district, the V2O5:U3O8 ratio is markedly lower with ranges from approximately 1.3:1 to approximately 2.0:1.  This value is also based on production records for the period 1956 to 1965, comprising about 6,900 tons produced from several small mines all located within a few miles of the Tony M mine (Doelling, 1967).

Determining the concentration of vanadium in a deposit is much more costly and time-consuming than making the equivalent determination for uranium.  While indirect determinations of the uranium content may be efficiently made at low cost using gamma logging, chemical analysis is the only way to determine the vanadium content.

Northrop and Goldhaber (1990) established that the relationship between the uranium and vanadium mineralization in the Henry Mountains Mining District is not a simple one.  Vanadium enrichment in the mineralized intervals occurred over a thicker interval than uranium.  Northrop and Goldhaber (1990) found that while uranium and vanadium often reached their maximum concentration at the top of each uranium-bearing horizon, the vertical distribution of vanadium was frequently distinct from uranium.

While there is a clear tendency for higher-grade uranium to be associated with higher-grade vanadium, the relationship is somewhat erratic and high-grade uranium samples frequently have low concentrations of vanadium.

7.3.3 Other Elements

Table 7-2 shows the concentration of several minor elements occurring with the uranium and vanadium.

Table 7-2: Minor Element Concentrations of Various Rock Composites

Energy Fuels Inc. - Bullfrog Project

Composite Area	%Cu	%Zn	%Pb	%Mo	%Zr	%As	Ag (oz/ton)	Au (oz/ton)
Copper Bench	0.004	0.005	0.002	0.02	0.07	0.21	0.02	ND
Indian Bench	0.003	0.008	0.003	0.04	0.05	0.23	0.02	ND

The average concentration of CaCO3 is a consideration for processing cost and ranges from 5.4% to 11.1%.  Northrop and Goldhaber (1990) observed that the character of the mineralized zones which contain significant concentrations of vanadium chlorite and other pore filling minerals effectively blocked the deposition of large amounts of carbonate and therefore the mineralized zones usually have a carbonate content that is less than the non-mineralized Salt Wash sandstone.

Molybdenum concentrations above detection levels were found to occur only close to mineralized horizons, and generally each mineralized horizon has an associated zone of molybdenum enrichment.  Vanadium and chromium enrichment in the mineralized intervals occur over a thicker interval than uranium and/or molybdenum.

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8.0 DEPOSIT TYPES

Sandstone-type uranium deposits typically occur in fine- to coarse-grained sediments deposited in a continental fluvial environment.  The uranium is either derived from a weathered rock containing anomalously high concentrations of uranium, leached from the sandstone itself, or leached from an adjacent stratigraphic unit.  It is then transported in oxygenated water until it is precipitated from solution under reducing conditions at an oxidation-reduction front.  The reducing conditions may be caused by such reducing agents in the sandstone as carbonaceous material, sulfides, hydrocarbons, hydrogen sulfide, or brines.

There are three major types of sandstone hosted uranium deposits: tabular vanadium-uranium Salt Wash type of the Colorado Plateau, uraniferous humate deposits of the Grants, New Mexico area, and the roll-type deposits of Wyoming.  The differences between the Salt Wash deposits and other sandstone hosted uranium deposits are significant.  Some of the distinctive differences are as follows:

  The deposits are dominantly vanadium, with accessory uranium.

  One of the mineralized phases is a vanadium-bearing clay mineral.

  The deposits are commonly associated with detrital plant trash, but not redistributed humic material.

  The deposits occur entirely within reduced sandstone, without adjacent tongues of oxidized sandstone.

The vanadium content of the Henry Mountains Basin deposits is relatively low compared to many Uravan deposits.  Furthermore, the Henry Mountains Basin deposits occur in broad alluvial sand accumulations, rather than in major sandstone channels as is typical of the Uravan deposits of Colorado.  The Henry Mountains Basin deposits do have the characteristic geochemistry of the Uravan deposits and are classified as Salt Wash type deposits.

Extensive research by Northrop and Goldhaber (1990) shows that the Henry Mountains Basin deposits were formed at the interface of an underlying brine with overlying oxygenated flowing waters carrying uranium and vanadium in solution.  Reduction and deposition of the mineralization were enhanced where the interface occurred within sandstones containing carbonaceous debris.  The multiple mineralized horizons developed at favourable intervals as the brine surface migrated upwards.  Geochemical studies indicate the uranium and vanadium were leached either from the Salt Wash sandstone or the overlying Brushy Basin Member.

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9.0 EXPLORATION

EFR has not conducted any exploration activities on the Project, since acquiring the properties in 2012.

9.1 Hydrology

During development of the Tony M mine by Plateau, water inflows in the order of 100 gpm were pumped to surface for disposal in an evaporation pond.  Estimates of inflow indicated that simultaneous maximum inflows to the proposed Bullfrog mine should not exceed 126 gpm (Plateau, 1981).

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10.0 DRILLING

Historically the basic tool for exploring on the Project was conducted by rotary drilling using a tricone bit with a nominal diameter of 5.1 in., supplemented by diamond drilling (DD or Core) down to depths of 1,200 ft.  Exploration holes at Bullfrog are used to determine lithology and uranium content using radiometric probes.

Drillhole collar locations are recorded on the original drill logs and radiometric logs created at the time of drilling, including easting and northing coordinates in local grid or modified NAD 1983 Utah State Plane FIBPS 4303 (US feet) and elevation of collar in feet above sea level.  Due to the horizontally stratified nature of mineralization, downhole deviation surveys are not typically conducted as all drillholes are vertical.

Energy Fuels has not conducted any drilling since acquiring the Project.

10.1 Historic Bullfrog Drilling

Exxon commenced drilling on the Bullfrog property in 1977.  Before it sold the Bullfrog property to Atlas in July 1982, Exxon reportedly drilled 1,782 holes.  From July 1982 to July 1983, Atlas completed 112 drillholes delineating the Southwest and Copper Bench deposits on approximately 100 ft centers.  After July 1983, Atlas completed an additional 49 core hole drilling program throughout the Bullfrog deposit, as well as a 133 rotary drillhole program to delineate the Indian Bench deposit on approximately 200 ft centers.  Drillhole spacing in some areas is irregular and more widely spaced where rugged terrain does not allow access.  Analysis indicated the Indian Bench deposit is similar to the Copper Bench deposit, and it is a northwesterly continuation of the Copper Bench deposit.  The Indian Bench mineralization occurs in the same stratigraphic interval of the Salt Wash Member as the Copper Bench mineralization.  The depth of mineralization in the Project is nearly 1,100 ft, with base elevation of the deposit at approximately 4,500 ft ASL.

As of the effective date of this Technical Report, a total of 2,232 drillholes were reportedly completed on the Bullfrog property by both Exxon and Atlas (Schafer, 1991).  This drilling includes drilling completed over the Southwest deposit which was acquired by CUR in October of 2021.

10.2 Core Drilling

Records indicate that a total of 81 core holes were drilled in the Southwest, Copper Bench, and Indian Bench deposits by EFR's predecessors.  These holes were most likely used for equilibrium analysis work, as discussed in Section 11.1.5.  No core from any of the deposits is known to exist and was therefore not available to analyze for this Technical Report, but this is nonmaterial to the resource estimation work.

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11.0 SAMPLE PREPARATION, ANALYSES, AND SECURITY

11.1 Sample Preparation, Analyses, and Security

11.1.1 Gamma Logging

Exploration drilling for uranium is unique in that core does not need to be recovered from a hole to determine the metal content.  Due to the radioactive nature of uranium, probes that measure the decay products or "daughters" can be measured with a downhole gamma probe; this process is referred to as gamma logging.  While gamma probes do not measure the direct uranium content, the data collected (in counts per second or CPS) can be used along with probe calibration data to determine an equivalent U3O8 grade in percent (% eU3O8).  These grades are very reliable as long as there is not a disequilibrium problem in the area.  Disequilibrium will be discussed below.  Gamma logging is common in non-uranium drilling and is typically used to discern rock types.

The original downhole gamma logging of surface holes was done on the Bullfrog property by Century Geophysical Corp. (Century) and Professional Logging Services, Inc. (PLS) under contract to Exxon.  Atlas also contracted Century for this service.  Standard logging suites included radiometric gamma, resistivity, and self-potential measurements, supplemented by neutron-neutron surveys for dry holes.  Deviation surveys were conducted for most of the holes.  Century used its Compulog system consisting of truck-mounted radiometric logging equipment, including a digital computer.  The natural gamma (counts per second, or cps), self potential (millivolts), and resistance (ohms) were recorded at 1/10th foot increments on magnetic tape and then processed by computer to graphically reproducible form.  The data were transferred from the tape to computer for use in resource estimation.

Procedures followed by Exxon, Atlas, and Plateau, together with their contractors Century and PLS, were well documented and at the time followed best practices and standards of companies participating in uranium exploration and development.  Onsite collection of the downhole gamma data and onsite data conversion limit the possibility of sample contamination or tampering.

11.1.1.1 Calibration

For the gamma probes to report accurate %eU3O8 values the gamma probes must be calibrated regularly.  The probes are calibrated by running the probes in test pits maintained historically by the AEC and currently by the DOE.  There are test pits in Grand Junction, Colorado, Grants, New Mexico, and Casper, Wyoming.  The test pits have known %U3O8 values, which are measured by the probes.  A dead time (DT) and K-factor can be calculated based on running the probes in the test pits.  These values are necessary to convert CPS to %eU3O8.  The dead time accounts for the size of the hole and the decay that occurs in the space between the probe and the wall rock.  DT is measured in microseconds (μsec).  The K-factor is simply a calibration coefficient used to convert the DT-corrected CPS to %eU3O8.

Quarterly or semi-annual calibration is usually sufficient.  Calibration should be done more frequently if variations in data are observed, or the probe is damaged.

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11.1.1.2 Method

Following the completion of a rotary hole, a geophysical logging truck will be positioned over the open hole and a probe will be lowered to the hole's total depth.  Typically, these probes take multiple different readings.  In uranium deposits, the holes are usually logged for gamma, resistivity, standard potential, and hole deviation.  Only gamma is used in the grade calculation.  Once the probe is at the bottom of the hole, the probe begins recording as the probe is raised.  The quality of the data is impacted by the speed the probe is removed from the hole.  Experience shows a speed of 20 feet per minute is adequate to obtain data for resource modeling.  Data is recorded in CPS, which is a measurement of uranium decay of uranium daughter products, specifically Bismuth-24.  That data is then processed using the calibration factors to calculate a eU3O8 grade.  Historically, eU3O8 grades were calculated using the AEC half amplitude method, which gives a grade over a thickness.  Currently, the eU3O8 grades tend to be calculated on 0.5-foot intervals by software.  Depending on the manufacturer of the probe truck and instrumentation, different methods are used to calculate the eU3O8 grade, but all, including the AEC method, are based on the two equations given below.

The first equation converts CPS to CPS corrected for the dead time (DT) determined as part of the calibration process

The second equation converts the Dead Time Corrected CPS (N) to %eU3O8 utilizing the K-factor (K)

Depending on the drilling and logging environment, additional multipliers can be added to correct for various environmental factors.  Typically, these include a water factor for drill hole mud, a pipe factor if the logging is done in the drill steel, and a disequilibrium factor if the deposit is known to be in disequilibrium.  Tables for water and pipe factors are readily available.

11.1.2 Core Sampling

11.1.2.1 Sample Preparation

The following information is extracted from the 2012 Technical Report (Roscoe et al., 2012) as reported by the 1983 Report on Disequilibrium Variability (Bhatt, 1983) and 1983 Report on Bullfrog Laboratory Studies (Rajala, 1983) as reported by EFR.  EFR has not conducted any drilling at the Project since EFR acquired the property in 2012, and therefore no additional samples have been prepared for analysis.  No data was available to the SLR QP for review, and the information is included for reference only.

Atlas drilled a number of core holes, from which core was sampled and analysed.  Below is a description of the method used for preparing the composites as reported by Rajala (1983).

Each of the composites consisted of 0.5 ft drill core intervals combined in such a manner as to give a composite head analysis exceeding 0.2% U3O8.  Only one-half of the full core was available for composite preparation.  The Indian Bench, Southwest, and Copper Bench composite samples contained 45, 104, and 90 core intervals, respectively.  When possible, the composites were prepared using equal weights from each interval but, since the sample weight were small (e.g., approximately 50 g), for some of the intervals, the total weight of the composites was limited.  Each minus 10-mesh interval was blended on a rolling mat prior to splitting out the appropriate weight for the composite.

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The composites were stored in cylindrical containers and then placed on a set of rolls for at least eight hours to achieve complete blending of the intervals.  The blended samples were placed on a rolling mat and flattened with a spatula.  A head sample, along with 500 g test samples, was split out by random cuts of the primary samples.  The head samples were pulverized to minus 100-mesh for chemical analysis.

11.1.2.2 Assaying and Analytical Procedure

Every interval was analyzed for U3O8, V2O5, and CaCO3.  The initial U3O8 analyses were performed fluorometrically, with samples greater than 0.02% U3O8 being rerun volumetrically.  The Atlas Fluorometric Laboratory also performed the initial V2O5 analyses and the Atlas Ore Lots Laboratory repeated V2O5 assays on samples that assayed greater than 0.2% V2O5.  Most CaCO3 analyses were run only once in the Ore Lots Laboratory.  Results of the analysis are presented in Section 10 Mineral Processing and Metallurgical Testing.  Certification and accreditation of the Atlas Laboratory is unknown as the laboratory is no longer in existence.  It was independent of EFR.

11.1.3 Radiometric Equilibrium

Disequilibrium in uranium deposits is the difference between equivalent (eU3O8) grades and assayed U3O8 grades.  Disequilibrium can be either positive, where the assayed grade is greater than the equivalent grades, or negative, where the assayed grade is less than the equivalent grade.  A uranium deposit is in equilibrium when the daughter products of uranium decay accurately represent the uranium present.  Equilibrium occurs after the uranium is deposited and has not been added to or removed by fluids after approximately one million years.  Disequilibrium is determined during drilling when a piece of core is taken and measured by two different methods, a counting method (closed-can) and chemical assay.  If a positive or negative disequilibrium is determined, a disequilibrium factor can be applied to eU3O8 grades to account for this issue.

Exxon conducted analyses of samples from core drilling in the Southwest and Copper Bench deposits, using results from Core Labs.  Exxon found that the radioactive disequilibrium of potentially economic grade intercepts in cores, measured as the ratio of chemical % U3O8 to log radiometric equivalent (% eU3O8), varied from 0.80 to 1.35 and averaged 1.06, close to the equilibrium value of 1.0.  Milne (1990) reported that, while the investigation by Atlas of samples from core from an additional 40 drillholes was incomplete at the time, Atlas had identified no significant disequilibrium problem.

The most comprehensive analysis of disequilibrium of uranium in the area was completed by Bhatt (1983) using the results from 2,354 composite samples collected from buggies coming from the Tony M mine over the period 1980 to 1982.  Based on sampling records, Bhatt divided the analytical results according to various areas of origin in the mine.  This provided the basis to estimate the relative state of disequilibrium for uranium in different areas of the deposit.  A summary of Bhatt's results is given in Table 11-1.

Bhatt reports that the analyses of closed can uranium and chemical uranium were performed at the Plateau laboratory at the Ticaboo Mill.  Certification and accreditation of the Plateau Laboratory is unknown as it is no longer operational, and it was independent of EFR.  Bhatt also reports that many independent check analyses were sent to independent commercial laboratories as a Quality Assurance practice.

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Table 11-1: Plateau Disequilibrium Study

Energy Fuels Inc. - Bullfrog Project

Mine Block	No. of Samples	Avg. Probe (% eU3O8)	Avg. Closed Can (% eU3O8)	Avg. Chemical (% U3O8)	Disequilibrium (Closed Can:Chem)
B	426	0.104	0.117	0.114	0.98
S	323	0.090	0.116	0.129	1.11
E	504	0.086	0.103	0.113	1.09
F	262	0.113	0.133	0.141	1.06
L	114	0.080	0.097	0.109	1.13
Q	21	0.094	0.105	0.064	0.61
H	60	0.044	0.055	0.072	1.31
I	53	0.035	0.041	0.048	1.17
Mine Avg.	1,763	0.092	0.109	0.116	1.06
Protore[1]	265	0.047	0.065	0.058	0.89

Source: Bhatt, 1983

Notes:

1. Protore is defined as muck with a grade >0.04% eU3O8 and <0.06% eU3O8

Based on the analysis, Bhatt concluded:

  The state of disequilibrium varies from location to location within the deposit.

  With the exception of one small area in the southern part of the deposit, the disequilibrium factor is positive.

  Low-grade material with less than 0.06% U3O8 is depleted in uranium.

  Higher-grade material containing more than 0.06% U3O8 is enriched in uranium.

Bhatt also concluded that the overall weighted disequilibrium factor of chemical to radiometric uranium grade (at a grade x thickness (GT) cut-off of 0.28%-ft) for the Tony M deposit is about 1.06.  The disequilibrium factor for Tony M is similar to the factor of 1.06 determined by Exxon for the Southwest and Copper Bench deposits of the Bullfrog property.

Based on the information available, the original gamma log data and subsequent conversion to % eU3O8 values are reliable but slightly conservative estimates of the uranium U3O8 grade.  Furthermore, there is no evidence that radiometric disequilibrium would negatively affect the uranium resource estimates of the Copper Bench-Indian Bench deposits.

11.2 Sample Security

EFR has conducted no core sampling since acquiring the properties.  All reported core sampling was performed by previous operators Exxon and Atlas.  The reported sample preparation, handling of the historic coring, and sample security cannot be confirmed.

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Technical Report - February 22, 2022	11-4

11.3 Quality Assurance and Quality Control

EFR Geologists identified 25 twinned drillholes (drilled by Exxon and Atlas) in the Bullfrog deposit of which 23 were reviewed by AMEC (now Wood) in 2016 to determine the reason there was a large discrepancy between the "original" hole, which typically contained high-grade uranium and the "twin", which typically contained lower-grade uranium.  Table 11-2 presents the statistics for both the non-twinned drillholes in the database and the twinned drillholes.

Table 11-2: Statistics for Project and Twin Database Holes

Energy Fuels Inc. - Bullfrog Project

	Project Database (DB)			Twin Database (DB)			Twin DB:Project DP
	No. Holes	Mean	Std. Dev.	No. Holes	Mean ("Original")	Mean ("Twin")	"Original"	"Twin"
Grade (% eU3O8)	680	0.260	0.150	23	0.406	0.262	1.563	1.008
Thickness (ft)	680	3.800	2.410	23	6.065	4.870	1.596	1.281
GT (ft-%)	680	1.050	0.990	23	2.486	2.368	2.368	1.136

AMEC attributed the decrease in thickness and grade between the "Original" and the "Twin" due to selection bias, i.e., the selection of holes with higher grades and thicker mineralized zones to twin as opposed to issues with the method of logging the original holes.  The data for the "twin" is much more in line with the larger project database than the "original".  In its recommendations, AMEC suggested EFR twin 20 additional holes with the "originals" coming evenly from every 5th percentile in the project database.  As of the issuance of this Technical Report, EFR has not conducted any drilling at Bullfrog.

11.4 Conclusions

In the SLR QP's opinion, the historical radiometric logging, analysis, and security procedures at the Bullfrog are adequate for use in the estimation of the Mineral Resources.  The SLR QP also opines that, based on the information available, the original gamma log data and subsequent conversion to % eU3O8 values are reliable.  Furthermore, there is no evidence that radiometric disequilibrium would be expected to negatively affect the uranium resource estimates.

The SLR QP is of the opinion that the sample security, analytical procedures, and QA/QC procedures used by EFR meet industry best practices and are adequate to estimate Mineral Resources.

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12.0 DATA VERIFICATION

Data verification is the process of confirming that data has been generated with proper procedures, is transcribed accurately from its original source into the project database and is suitable for use as described in this Technical Report.

As part of the resource estimation procedure, drill data is spot checked by EFR personnel and audited by the SLR QP for completeness and validity. Specifically, any data which appears higher or lower than the surrounding data is confirmed by reviewing the original geophysical log.  This data review includes confirming that the drill depth was adequate to reflect the mineralized horizon, that the geologic interpretation of host sand is correct, and that the thickness and grade of mineralization is correct.

The primary assay data used to calculate the Mineral Resource estimate for the Bullfrog property is downhole geophysical log data.  While the resource estimate methodology has changed since the last Mineral Resource estimate was completed in 2012 (Roscoe et al., 2012), EFR has conducted no additional drilling on the Project or completed any additional data analysis, and the downhole geophysical database remains unchanged since 2012.

The drilling and radiometric logging data associated with the Bullfrog deposit was audited by RPA (now SLR) in 2012, and EFR staff and AMEC (now Wood) consultants in 2016.  In all reviews of the Bullfrog data, audits of historic records were completed to assure that the grade, thickness, elevation, and location of uranium mineralization used in preparing the current Mineral Resource estimate corresponded to mineralization indicated by the original gamma logs of drillholes on the Project.  EFR and its predecessors reviewed the available information to verify the reliability of the eU3O8 grade as determined by downhole gamma logging.  The findings of those studies are provided below.

12.1 RPA Henry Mountain Complex Data Review (2012)

In 2012, RPA conducted audits of historic records to assure that the grade, thickness, elevation, and location of uranium mineralization correspond to mineralization indicated by the original gamma logs of drillholes on the Henry Mountains Complex.  RPA reviewed the available information to verify the reliability of the eU3O8 grade as determined by downhole gamma logging.

Exxon and Plateau both conducted programs previously to investigate the state of chemical equilibrium of uranium in their respective deposits, and to verify the reliability of the eU3O8 grade as determined by downhole gamma logging.  This was done by comparing the results of chemical analysis of drill core, closed can radiometric analysis of the core samples, and downhole gamma logs for the core intervals in question.  Plateau also conducted a much more extensive sampling program from 189,332 tons of mine production, equal to about 80% of total mine production, of mineralized material extracted from the Tony M mine.  Analyses of these samples were used to establish the relationship between chemical and radiometric uranium grade within most areas of the deposit (Bhatt, 1983).

While RPA reviewed the detailed results of this verification program as described in Bhatt's 1983 report, RPA did not have access to the original analyses for this investigation.  The results of both the core analysis program for the Southwest deposit and Plateau's mine production sampling program indicate that, while the state of chemical equilibrium does vary from zone to zone in the deposits, taken overall, the gamma log estimates of grade are slightly conservative and underestimate the average U3O8 grade by up to 6%.  RPA also concurred with Bhatt's conclusion that mineralized material with a grade of <0.06% U3O8 has a chemical uranium content that is lower than the radiometric uranium content and is in a negative state of disequilibrium.  Atlas reportedly conducted a program of analysis of core samples, with similar results.  RPA did not have access to any of the data from Atlas's investigation.

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RPA did not verify any chemical analyses for Copper Bench or Indian Bench deposits because no core samples were available.

12.2 EFR-AMEC Bullfrog Deposit Data Review (2016)

In 2016, EFR contracted AMEC (now Wood) to conduct a review of a newly compiled drillhole database for the Copper Bench and Indian Bench portions of the Bullfrog deposit.  The compilation of the database was completed as the first step in calculating an updated resource for the Copper Bench and Indian Bench portions of the Bullfrog deposit.  That updated resource is provided in Section 11 of this Technical Report.

EFR geologists reviewed all the original drill logs for the Bullfrog deposit and the downhole gamma data was entered.  The Upper-Lower, Middle-Lower, and Lower-Lower sands of the Salt Wash Member of the Morrison Formation were interpreted from the geophysical logs.  AMEC geologists reviewed this work and provided a report detailing their report and findings.  Recommendations included:

1. Thoroughly checking collar elevations for holes with respect to the surface topography wireframe

2. Thoroughly checking the x, y, z coordinates of desurveyed stratigraphic contacts versus coordinates on the wireframe surfaces where holes pierce the wireframes

3. Interpreting mineralized zones on fences as opposed to cross sections, snapping wireframe contacts to drillholes

4. Using the GAMLOGBF2 version to convert natural gamma to eU3O8 for PD series holes.  Using Compulog eU3O8 values supplied by Century for the BF series holes.

Item 1 regarded survey busts in the z direction or errors in converting z elevations to the current coordinate system.  All collars were tied to z values from an aerial survey conducted at the Project area in 2005 and have since been corrected.  Items 2 and 3 refer to the generation of wireframes used to constrain a block model.  As the new resource was completed using GT contours and not a block model, these two recommendations do not apply to the current Mineral Resource estimation.  Item 4 refers to how counts per second (CPS) values from the gamma log are converted into % eU3O8 values.  Century Geophysical has a proprietary software called COMPULOG that automatically converts CPS to % eU3O8 and Item 4 recommends using that data as is for those holes.  For those holes not logged by Century (the later PD series holes were drilled by Professional Logging Services), AMEC recommended using an updated version of the GAMLOG algorithm developed by Scott (1962) to convert the CPS to % eU3O8.  That conversion was done by AMEC and those values are what are used in the current Bullfrog deposit drillhole database.

Regarding the geologic picks from the geophysical logs done by EFR geologists, AMEC concluded that the picks were accurate and that it was not practical or necessary to subdivide the geologic units.

Based on these reviews of the grade and thickness of uranium mineralization indicated in the original gamma logs for the Bullfrog deposits and comparisons with the computer-generated GT composites, the SLR QP is of the opinion that the original gamma log data and subsequent conversion to eU3O8 values are reliable and suitable for a mineral resource estimate.

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12.3 SLR Data Verification (2021)

The SLR QP visited the Project and the adjacent Tony M-Southwest property in July 2021 in support of CUR's acquisition of the Tony M and Southwest deposits from EFR in 2021.  Discussions were held with the EFR technical team and found them to have a strong understanding of the mineralization types and their processing characteristics, and how the analytical results are tied to the results.  The SLR QP received the project data from EFR for independent review as a series of MS Excel spreadsheets and ArcGIS digital files.  The SLR QP used the information provided to validate the Mineral Resource interpolation, tons, grade, and classification.

12.3.1 Audit of Drillhole Database

In preparing this Technical Report, the SLR QP revisited the work completed in 2012, conducted audits of historic records and a series of verification tests on the drillhole database to assure that the grade, thickness, elevation, and location of uranium mineralization used in preparing the current Mineral Resource estimate correspond to mineralization indicated by the original gamma logs of drillholes on the Project.

The SLR QP's tests included a search for unique, missing, and overlapping intervals, a total depth comparison, duplicate holes, property boundary limits, and verifying the reliability of the % eU3O8 grade conversion as determined by downhole gamma logging.  No errors were encountered, and no significant issues were identified.

12.3.2 Audit of GT Contours

Based on its review of the grade and thickness of uranium mineralization indicated in the original gamma logs for the deposits, and comparisons with the computer-generated GT composites, the SLR QP is of the opinion that the original gamma log data and subsequent conversion to eU3O8 values are reliable for use in preparing a Mineral Resource estimate.

The SLR QP has carried out check estimates of the historical polygonal models using the GT drill intercept contour method.  The contour method has been described by Agnerian and Roscoe (2002) and has been used for many decades for estimation of uranium resources, particularly in the western U.S.

Total GT values for each drillhole intercept within the Middle-Upper (MU), Middle-Lower (ML), and Lower (L) horizon sandstones (zones) were plotted on plans and contoured.  Results indicate that although continuity of mineralization is variable, local continuity exists within each sandstone unit in both plan and section as elongate tabular or irregular shapes.  Mineralization also occurs in various horizons within the sandstone domains.  The contained pounds of U3O8 estimated by the contour method are in the same general range as the historical polygon estimate.

12.4 Limitations

There were no limitations in place restricting the ability to perform an independent verification of the Project drillhole database.  There has been adequate drilling to develop the Mineral Resource models.

12.4.1 Conclusion

The SLR QP is of the opinion that the database contains valid data, the verification procedures for the Bullfrog property comply with industry standards and the data is suitable for the purposes of Mineral Resource estimation.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	12-3

13.0 MINERAL PROCESSING AND METALLURGICAL TESTING

The White Mesa Mill is located six miles south of Blanding in southeastern Utah.  Construction commenced in June 1979 and was completed in May 1980.  Its construction by EFNI was based on the anticipated reopening of many small low-grade mines on the Colorado Plateau, and the mill was designed to treat 2,000 tons of ore per day.  The mill has operated at rates in excess of the 2,000 tons per day design rate.  The mill has been modified to treat higher grade ores from the Arizona Strip, as well as the common Colorado Plateau ores.  Processing of Arizona Strip ores is typically at a lower rate of throughput than for the Colorado Plateau ores.  The basic mill process is a sulfuric acid leach with solvent extraction recovery of uranium and vanadium.

Since 1980, the mill has operated intermittently in a series of campaigns to process ores from the Arizona Strip as well as from a few higher-grade mines of the Colorado Plateau.  Overall, the mill has produced approximately 30 Mlb U3O8 and 33 Mlb V2O5.

13.1 Metallurgical Testing

The following information is extracted from the 2012 Technical Report (Roscoe et al., 2012) and 1983 Report on Bullfrog Laboratory Studies (Rajala, 1983) as reported by EFR.  No additional metallurgical testing has been completed on the Project since EFR acquired the Project in 2012 and no data was available to SLR for review.

Drill core from the Bullfrog deposits was tested by Atlas in 1983 to determine metallurgical parameters (Rajala, 1983).  Amenability results for a strong acid leach indicated overall recoveries of 99% U3O8 and 90% V2O5.  Additional testing of a mild acid leach and an alkaline leach gave recoveries of 97% U3O8 and 40% V2O5 for both.  Acid consumption for the strong acid leach was 350 pounds per ton.

Samples from each deposit were combined to give representative composites.  Each composite consisted of 0.5 ft drill core intervals combined in such a manner as to give a composite head analysis exceeding 0.2% U3O8.  The Southwest, Copper Bench, and Indian Bench composite samples contained, respectively, 104 core intervals from 16 drillholes core intervals, 90 core intervals from seven drillholes, and 45 core intervals from four drillholes.  The results of the analyses for uranium, vanadium, and calcium carbonate are compared with the values calculated based on the weighted value of each of the individual core samples included in the composite.  Results of the analysis are given in Table 13-1.

Table 13-1: Comparison of Composite Head Analyses with Calculated Head Grade Analyses

Energy Fuels Inc. - Bullfrog Project

Composite Area	Composite Analysis			Calculated Head Grade
	%U3O8	%V2O5	%CaCO3	%U3O8	%V2O5	%CaCO3
Southwest	0.348	0.59	5.4	0.385	0.63	6.3
Copper Bench	0.252	0.28	7.8	0.253	0.32	9.5
Indian Bench	0.391	0.74	11.3	0.388	0.75	10.9

In 1982, the Shootaring Canyon mill processed some 27,000 tons of mineralized material from the Tony M mine, but details were not available to SLR (formerly RPA).

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	13-1

From November 2007 to December 2008, a total of 162,384 tons at 0.131% eU3O8, containing 429,112 lb U3O8, were trucked to the White Mesa Mill at Blanding, Utah, for processing.  Of this material, 90,025 tons at 0.165% eU3O8 (297,465 lb) were extracted by Denison from the Tony M mine and 72,359 tons at 0.091% eU3O8 (131,647 lb) came from stockpiled material mined by previous operators.  Based on this, the recovery for the Tony M material was estimated to be 95%.  As the Copper Bench and Indian Bench deposits are similar to the Tony M deposit, similar recoveries should be expected for the Project.

13.2 Opinion of Adequacy

The SLR QP supports the conclusions of the expected performance of the metallurgical processes based on historical test work.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	13-2

14.0 MINERAL RESOURCE ESTIMATE

14.1 Summary

Mineral Resources have been classified in accordance with the definitions for Mineral Resources in S-K 1300, which are consistent with Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Definition Standards for Mineral Resources and Mineral Reserves dated May 10, 2014 (CIM, 2014) definitions which are incorporated by reference in NI 43-101.

The SLR QP has reviewed and accepted the Mineral Resource estimate prepared by EFR based on GT contours values which are based on radiometric drillhole logs on the three principal mineralized domains.  Mineral Resources have been estimated by EFR using ESRI's ArcGIS software Spline with Barriers tool routine.  The Spline with Barriers tool applies a minimum curvature method, as implemented through a one-directional multigrid technique that moves from an initial coarse grid, initialized in this case to the average of the input data, through a series of finer grids until an approximation of a minimum curvature surface is produced at the desired row and column spacing.

Table 14-1 lists the Mineral Resources classified as Indicated and Inferred categories at a cut-off grade of 0.50%-ft GT (minimum 0.165% eU3O8 and minimum 3 ft mining thickness) for the Project.  Total Indicated Resources are 1.5 million tons at an average grade of 0.29% eU3O8, containing 9.1 Mlb eU3O8.  Additional Inferred Resources total 410,000 tons at an average grade of 0.25% eU3O8, containing 2.0 Mlb eU3O8.

Table 14-1: Attributable Mineral Resource Estimate - Effective Date December 31, 2021

Energy Fuels Inc. - Bullfrog Project

Classification	Deposit	Tonnage (000 ton)	Grade (% eU3O8)	Contained Metal (000 lb U3O8)	Recovery (%)	EFR Basis (%)
Indicated	Bullfrog	1,560	0.29	9,100	95.0	100
Inferred	Bullfrog	410	0.25	2,010	95.0	100

Notes:

1. SEC S-K 1300 definitions were followed for all Mineral Resource categories.  These definitions are also consistent with CIM (2014) definitions in NI 43-101.

2. Cut-off grade is a 0.5%-ft GT cut-off (minimum 0.165% eU3O8 over a minimum thickness of 3 ft).

3. Cut-off grade is calculated using a metal price of $65/lb U3O8.

4. No minimum mining width was used in determining Mineral Resources.

5. Mineral Resources based on a tonnage factor of 15.0 ft3/ton (Bulk density 0.0667 ton/ft3 or 2.13 t/m3).

6. Mineral Resources have not been demonstrated to be economically viable.

7. Total may not add due to rounding.

8. Mineral Resources are 100% attributable to EFR and are in situ.

The SLR QP is not aware of any environmental, permitting, legal, title, taxation, socio-economic, marketing, political, or other relevant factors that could materially affect the Mineral Resource estimate.

Based on the similarity of the Bullfrog deposit to other past producing uranium deposits in the Colorado Plateau and the Henry Mountain Mining District, the proposed mining methods at Bullfrog will include a combination of long-hole stoping, and a random room and pillar operation with pillar extraction by a retreat system.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-1

14.2 Resource Database

As of the effective date of this Technical Report, historical records of EFR predecessors indicate that approximately 1,810 drillholes have been completed on the Copper Bench and Indian Bench deposit.  EFR has conducted no drilling on the Project.  The EFR drillhole database for both deposits consist of Excel spreadsheets containing the collar locations, downhole survey (deviation) data, stratigraphy as interpreted from either drill core or the geophysical logs, and the % eU3O8 interval assay values derived from geophysical downhole gamma logs.  Calculating equivalent uranium values from natural gamma logs is standard practice in the uranium industry.  The Bullfrog database is comprised of 1,155 drillholes (Figure 14-1) totaling 1,101,113 ft of drilling containing 62,681 assays.  Table 14-2 details the data associated with the Bullfrog deposit database.  Most of the 655 missing holes are due to missing collar coordinates, limited radiometric logs, or incorrect eU3O8 conversion factors and are excluded from estimating Mineral Resources.

Table 14-2: Drilling Database for the Bullfrog Deposits

Energy Fuels Inc. - Bullfrog Project

Deposit	Number of Rotary Drillholes	Number of DD Drillholes	Total Number of Drillholes	Total Footage Drilled	Number of Assay	Drillhole Fence Spacing[1]	Drillhole Spacing Along Fence[1]
Copper Bench	954	36	990	926,649	56,867	100 ft	100 ft
Indian Bench	161	4	165	174,464	5,814	200 ft	200 ft
Total	1,115	40	1,155	1,101,113	62,681

Notes:

1. Drillhole spacing in some areas is irregular and more widely spaced where rugged terrain does not allow access.

Analysis indicates that the Indian Bench deposit is similar to the Copper Bench deposit, and it is a northwesterly continuation of the Copper Bench deposit.  The Indian Bench mineralization occurs in the same stratigraphic interval of the Salt Wash Member as the Copper Bench mineralization.  The depth below the surface of mineralization is nearly 1,100 ft in the Copper Bench-Indian Bench deposit.  The base elevation of the deposit is approximately 4,500 ft ASL.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-2

1861680
1863680
1865680
1867680
1869680
1871680
1873680
1875680
1877680
10269456
10267456
10265456
10263456
10261456
10259456
10257456
10255456
10253456
10251456
Bullfrog Southwest
Legend
Copper Bench
Indian Bench
Project Boundary
UTAH
N
0 1,000 2,000 4,000
Feet
0 200 400 800
Meters

Energy Fuels Inc.

Bullfrog Project

Utah, USA

Copper Bench and Indian Bench Deposits Drillhole Location Map

February 2022

Source: SLR, 2022

Figure 14-1: Copper Bench and Indian Bench Deposits Drillhole Location Map

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-3

14.3 Geological Interpretation

Since acquiring the Project in 2012, EFR has not completed any additional exploration work on the Project and work completed by EFR predecessors has been accepted and adopted by EFR.  The geologic stratigraphy for the Bullfrog deposits were interpreted from either drill core or down hole geophysical logs.  Tops and bottoms of the geologic units were input into the database and the eU3O8 assay values were assigned a geologic unit based on this data.  Within the Bullfrog portion of the deposit the mineralization is primarily in the Middle part of the Lower Rim of the Salt Wash Member.  That zone is subdivided into two primary units, the Middle-Upper (MU) and Middle-Lower (ML) units.  A very small portion of the Bullfrog deposit is in the Lower part (L) of the Lower Rim of the Salt Wash Member, similar to the Tony M/Southwest mineralization to the south.

The SLR QP spot checked the interpretation based on composite files provided by EFR and accepts the interpretation as reasonable for this deposit and suitable for estimating Mineral Resources.

14.4 Treatment of High Grade Assays

14.4.1 Capping Levels

Where the assay distribution is positively skewed, or approaches log normal, erratic high grade assay values can have a disproportionate effect on the average grade of a deposit.  One method of treating these outliers to reduce their influence on the average grade is to cut or cap them at a specific grade level.

The SLR QP is of the opinion that the influence of high-grade uranium assays must be reduced or controlled and uses several industry best practice methods to achieve this goal, including capping of high-grade values.  In the absence of production data to calibrate the cutting level, inspection of the assay distribution including preparation of frequency histograms, probability plots, decile analyses, and capping curves can be used to estimate the cutting level.

Using these methodologies, no outlier probe assay values were identified in the MU, ML, or L zones, therefore, no capping was applied to the probe assays.

14.4.2 High Grade Restriction

No high-grade restrictions were applied to the Mineral Resource estimate as this is not applicable when using the GT contour methodology for resource estimation.

14.5 Compositing

Use of the GT contour method addresses high grade samples.  To minimize the influence of single high-grade uranium intervals, EFR chose to composite into two-foot intervals.  Compositing into a mineralized zone at a minimum of two feet limits the influence of a single high-grade sample.  The GT contour method limits the influence as well by containing an outlier GT interval to a single small contour.  The SLR QP is of the opinion that the compositing methods and lengths are appropriate for this style of mineralization and deposit type.

Statistics of drillhole intersection composites over two feet are shown Table 14-3.  The average GT of composites for the MU and ML zones are similar, and higher than, that of the L zone.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-4

Table 14-3: Composite Statistics for Individual Sand Units

Energy Fuels Inc. - Bullfrog Project

Description	MU Sand Composites			ML Sand Composites			L Sand Composites
	% U3O8	Thick (ft)	GT	% U3O8	Thick (ft)	GT	% U3O8	Thick (ft)	GT
Count	436	436	436	331	331	331	16	16	16
Minimum	0.100	2.000	0.200	0.101	0.500	0.200	0.103	2.000	0.210
Lower Quartile	0.152	2.000	0.340	0.157	2.000	0.360	0.143	2.000	0.288
Median	0.201	2.000	0.520	0.216	2.000	0.590	0.189	2.000	0.400
Upper Quartile	0.291	3.500	0.960	0.318	4.000	1.080	0.336	2.000	0.743
Maximum	1.112	21.000	4.910	1.118	14.000	6.450	0.487	8.500	1.700
Average	0.243	3.300	0.802	0.265	3.200	0.854	0.231	2.500	0.577
Std. Dev.	0.156	2.800	0.731	0.167	2.200	0.785	0.116	1.600	0.427

Figure 14-2 presents a histogram of the composite GT values for the MU, ML, and L zones.  As is demonstrated in Figure 14-2, the values are positively skewed, with many low values and few high values,  as are the cumulative frequency (Figure 14-3) and uranium versus thickness scatter plot (Figure 14-4).  As with any skewed distribution, care must be taken to prevent the highest values from having an undue influence on the average grade of the resource.

In most drillholes, there was only one composite for each of the MU, MU, and L zones.  In some instances, there was more than one composite, in which case the composites were added together for grade estimation purposes.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-5

Figure 14-2: Histogram GT Geometric Intervals for the MU, ML and L Zones

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-6

Figure 14-3: Cumulative Frequency of GT for the MU, ML, and L Zones

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-7

Figure 14-4: Scatter Plot Uranium vs. Thickness

14.6 Search Strategy and Grade Interpolation Parameters

Mineral Resources for the Bullfrog deposits were calculated using the GT contour method.  The GT contour method is commonly used in the uranium industry and refers to the estimated grade multiplied by estimated thickness.  In many uranium deposits, thin uranium mineralization can be mined due to those zones being higher grade.  The GT method allows that information to be accurately calculated and displayed.

For the GT method, composite samples were flagged by each sand unit for each deposit.  GT contours were modeled using this composite data for each of the three mineralized sand zones (MU, ML, and L) within the Bullfrog deposit.  The modeling process resulted in the creation of grade and thickness grid files or rasters.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-8

Mineral Resources have been estimated by EFR using ESRI's ArcGIS software Spline with Barriers tool routine.  The Spline with Barriers tool applies a minimum curvature method, as implemented through a one-directional multigrid technique that moves from an initial coarse grid, initialized in this case to the average of the input data, through a series of finer grids until an approximation of a minimum curvature surface is produced at the desired row and column spacing.

The methodology employed by EFR was chosen to replicate the 2012 Mineral Resource estimate that used the GT contour method (Agnerian and Roscoe, 2001), while allowing for calculating resources at various GT cut-off grades.  Each of the deposits was gridded into 25 ft by 25 ft cells and a spline interpolator was used to calculate a grade (% eU3O8) and thickness (feet) raster for each of the sands for the deposit.  Figure 14-5 and Figure 14-6 show unconstrained grade and thickness rasters for the MU zone.  Based on the grade raster, a 0.10% eU3O8 contour was generated for each of the sand units (Figure 14-7).  The 0.10% eU3O8 constrained grade contours were used as a maximum extent to determine a reasonable prospect for economic extraction for each zone.  Both the grade (Figure 14-8) and thickness (Figure 14-9) rasters for each of the sands were constrained to the 0.10% U3O8 contour.  Those two rasters were then multiplied together to get a GT grid (Figure 14-10 and Figure 14-11).

The 0.10% eU3O8 contour was established as a reasonable outer boundary for mineralization to be considered a resource.  The 0.10% eU3O8 contour was inspected and reviewed by the SLR QP and found that the ArcGIS spline methodology matched very closely to the geological and mineralized trends from the 2012 Mineral Resource estimate.  In the SLR QP's opinion the use of spline methodology using ArcGIS is appropriate for this style of uranium mineralization and is adequate for the purposes of Mineral Resource estimation and disclosure.

Interpolated grade and thickness for each 25 ft by 25 ft grid node within the grade boundary defined by 0.10% eU3O8 were exported into a series of Excel spreadsheets to calculate GT on a per grid node bases for the MU, ML, and L zones.  Table 14-4 shows example of calculation of GT values.

The plan areas of the MU, ML, and L zones resolved into numerous lenses of mineralization above 0.10% eU3O8  (Figure 14-12 and Figure 14-13).  Only GT and thickness interpolated values inside the 0.10% eU3O8 "cookie cutter" boundaries were retained, and isolated areas over 0.10% eU3O8 defined by a single drillhole were removed.

The thickness times area products for each set of grid node were summed to give a volume for each of the MU, ML, and L zones.  A tonnage factor of 15 ft3/ton was applied to calculate the total tonnage for each domain.

The GT by area products for each grid node were summed and divided by the tonnage factor of 15 ft3/ton for a total that is converted to pounds of contained metal (lb eU3O8) for each zone.  The average grade of each node is obtained from converting the total contained pounds of metal (lb eU3O8) into tons of contained metal (ton eU3O8) divided by the total tonnage.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-9

Table 14-4: GT Calculations

Energy Fuels Inc. - Bullfrog Project

Classification	Zone	GT Cut-off (%-ft)	# Cells	Cell Size (ft2)	Area (ft2)	Thickness (ft)	Volume (ft3)	Tons	Grade (% eU3O8)	GT (%-ft)	Contained Metal (lb eU3O8)
Indicated	Lower Zone	0.5	0	625	-	-	-	-	-	-	-
	Middle Lower Zone	0.5	4,045	625	2,528,125	3.684	9,312,764	620,854	0.299	1.102	3,714,929
	Middle Upper Zone	0.5	5,739	625	3,586,875	3.922	14,067,142	937,814	0.289	1.133	5,419,669
Total Indicated		0.5	-	-	6,115,000	3.82	23,379,907	1,558,668	0.293	1.120	9,134,599

Inferred	Lower Zone	0.5	117	625	73,125	2.943	215,215	14,348	0.268	0.790	77,009
	Middle Lower Zone	0.5	1,352	625	845,000	3.120	2,636,362	175,758	0.267	0.832	937,293
	Middle Upper Zone	0.5	1,381	625	863,125	3.788	3,269,740	217,984	0.228	0.864	994,454
Total Inferred		0.5			1,781,250	3.44	6,121,317	408,090	0.246	0.846	2,008,756

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-10

0.1% eU₃O₈ Cut-off Grade Constraint
MU-Zone
Bullfrog Drill Hole
Project Boundary
Grade Value
High : 1.09019
Low : -0.132251
Bullfrog Southwest
1861680
1863680
1865680
1867680
1869680
1871680
1873680
1875680
1877680
10269456
10267456
10265456
10263456
10261456
10259456
10257456
10255456
10253456
10251456
UTAH
N
0 1,000 2,000 4,000
Feet
0 200 400 800
Meters
Energy Fuels Inc.
Bullfrog Project
Utah, USA
Copper Bench and Indian Bench Deposits
MU Sand Unconstrained Grade Map
February 2022
Source: SLR, 2022

Figure 14-5: Copper Bench and Indian Bench Deposits MU Sand Unconstrained Grade Map

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-11

0.1% eU_3O_8 Cut-off Grade Constraint
MU-Zone
Bullfrog Drill Hole
Project Boundary
Thickness Value
High : 19.681
Low : 0.0502389
1861680
1863680
1865680
1867680
1869680
1871680
1873680
1875680
1877680
10269456
10267456
10265456
10263456
10261456
10259456
10257456
10255456
10253456
10251456
Bullfrog Southwest
UTAH
N
0 1,000 2,000 4,000
Feet
0 200 400 800
Meters
February 2022
Source: SLR, 2022

Energy Fuels Inc.

Bullfrog Project
Utah, USA

Figure 14-6: Copper Bench and Indian Bench Deposits MU Sand Unconstrained Thickness Map

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-12

0.1% eU_3O_8 Cut-off Grade Constraint
MU-Zone
ML-Zone
L-Zone
Bullfrog Drill Hole
Project Boundary
1861680
1863680
1865680
1867680
1869680
1871680
1873680
1875680
1877680
10269456
10267456
10265456
10263456
10261456
10259456
10257456
10255456
10253456
10251456
Bullfrog Southwest
UTAH
N
0 1,000 2,000 4,000
Feet
0 200 400 800
Meters
Energy Fuels Inc.
Bullfrog Project
Utah, USA
Copper Bench and Indian Bench Deposits
MU, ML, and L Sand 0.1% U_3O_8 Grade Map
February 2022
Source: SLR, 2022

Figure 14-7: Copper Bench and Indian Bench Deposits MU, ML, and L Sand 0.1% eU3O8 Grade Map

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-13

1861680
1863680
1865680
1867680
1869680
1871680
1873680
1875680
1877680
10269456
10267456
10265456
10263456
10261456
10259456
10257456
10255456
10253456
10251456
0.1% eU_3O_8 Cut-off Grade Constraint
MU-Zone
Bullfrog Drill Hole
Project Boundary
Grade Value
High : 1.09019
Low : -0.132251
Bullfrog Southwest
UTAH
N
0 1,000 2,000 4,000
Feet
0 200 400 800
Meters
Energy Fuels Inc.
Bullfrog Project
Utah, USA
Copper Bench and Indian Bench Deposits
MU Sand Constrained Grade Map
February 2022
Source: SLR, 2022

Figure 14-8: Copper Bench and Indian Bench Deposits MU Sand Constrained Grade Map

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-14

0.1% eU_3O_8 Cut-off Grade Constraint
MU-Zone
Bullfrog Drill Hole
Project Boundary
Thickness Value
High : 19.681
Low : 0.0502389
Bullfrog Southwest
1861680
1863680
1865680
1867680
1869680
1871680
1873680
1875680
1877680
10269456
10267456
10265456
10263456
10261456
10259456
10257456
10255456
10253456
10251456
UTAH
N
0 1,000 2,000 4,000
Feet
0 200 400 800
Meters
February 2022
Source: SLR, 2022
Energy Fuels Inc.
Bullfrog Project
Utah, USA
Copper Bench and Indian Bench Deposits
MU Sand Constrained Thickness Map

Figure 14-9: Copper Bench and Indian Bench Deposits MU Sand Constrained Thickness Map

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-15

0.1% eU3O8 Cut-off Grade Constraint
MU-Zone
Bullfrog Drill Hole
Project Boundary
GT Value
High : 4.75597
Low : -0.255156
1861680
1863680
1865680
1867680
1869680
1871680
1873680
1875680
1877680
10269456
10267456
10265456
10263456
10261456
10259456
10257456
10255456
10253456
10251456
Bullfrog Southwest
UTAH
N
0 1,000 2,000 4,000
Feet
0 200 400 800
Meters
Energy Fuels Inc.
Bullfrog Project
Utah, USA
Copper Bench and Indian Bench Deposits
MU Sand Unconstrained GT Map
February 2022
Source: SLR, 2022

Figure 14-10: Copper Bench and Indian Bench Deposits MU Sand Unconstrained GT Map

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-16

0.1% eU3O8 Cut-off Grade Constraint
MU-Zone
Bullfrog Drill Hole
Project Boundary
GT Value
High : 4.75597
Low : -0.255156
1861910
1863910
1865910
1867910
1869910
1871910
1873910
1875910
1877910
10267697
10265697
10263697
10261697
10259697
10257697
10255697
10253697
10251697
Bullfrog Southwest
UTAH
N
0 1,000 2,000 4,000
Feet
0 200 400 800
Meters
Energy Fuels Inc.
Bullfrog Project
Utah, USA
Copper Bench and Indian Bench Deposits
MU Sand Constrained GT Map
February 2022
Source: SLR, 2022

Figure 14-11: Copper Bench and Indian Bench Deposits MU Sand Constrained GT Map

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-17

1861680
1863680
1865680
1867680
1869680
1871680
1873680
1875680
1877680
10269456
10267456
10265456
10263456
10261456
10259456
10257456
10255456
10253456
10251456
GT Value
0.0 - 0.1 GT
0.1 - 0.2 GT
0.2 - 0.4 GT
0.4 - 0.6 GT
0.6 - 0.8 GT
0.8 - 1.0 GT
1.0 - 1.5 GT
1.5 - 2.0 GT
>2.0 GT
Bullfrog Drill Hole
Project Boundary
Bullfrog Southwest
UTAH
N
0 1,000 2,000 4,000
Feet
0 200 400 800
Meters
Energy Fuels Inc.
Bullfrog Project
Utah, USA
Copper Bench and Indian Bench Deposits
MU, ML, and L Sand GT Map
February 2022
Source: SLR, 2022

Figure 14-12: Copper Bench and Indian Bench Deposits MU, ML, and L Sand GT Map

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-18

1861680
1863680
1865680
1867680
1869680
1871680
1873680
1875680
1877680
10269456
10267456
10265456
10263456
10261456
10259456
10257456
10255456
10253456
10251456
THICK Value
0.0 - 2.0 FT
2.0 - 3.0 FT
3.0 - 4.0 FT
4.0 - 5.0 FT
5.0 - 6.0 FT
6.0 - 7.0 FT
7.0 - 8.0 FT
8.0 - 9.0 FT
>9.0 FT
Bullfrog Drill Hole
Project Boundary
Bullfrog Southwest
UTAH
N
0
1,000
2,000
4,000
Feet
0
200
400
800
Meters

Energy Fuels Inc.

Bullfrog Project

Utah, USA

February 2022

Source: SLR, 2022

Figure 14-13: Copper Bench and Indian Bench Deposits MU, ML, and L Sand Thickness Map

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-19

14.7 Bulk Density

There is no known density study for the Bullfrog property.  Historic bulk density records across the Tony M property located to the south indicate tonnage factors varied from 14 ft3/ton to 17 ft3/ton.  Per the 2006 Technical Report (Pool, 2006) a tonnage factor of 14.9 ft3/ton was used by Exxon and Atlas in estimating all mineral resources for the Bullfrog property, while a density of 14.7 ft3/ton was used for the Tony M property.  Plateau used a bulk tonnage factor of 15.5 ft3/ton for the Tony M property mineral resource estimation, while EFNI used a density of 15.0 ft3 for the Bullfrog property.  The maximum difference of 0.4 ft3/ton is approximately 2.0%, and the SLR QP considers the tonnage factor of 15 ft3/ton to be reliable and reasonable for the purposes of Mineral Resource estimation.

Tonnage factor can be derived from specific gravity (SG) with the following formula:

Tonnage factor = (SG * 62.427962)/2000

Where SG is represented by 2.13 g/cm3, which is typical for uranium ore sands in the Colorado Plateau region.

Although the SLR QP is of the opinion that there is a relatively low risk in assuming that density of mineralized zones is similar to that reported in mining operations south of the Project, additional density determinations, particularly in the mineralized zones, should be carried out to confirm and support future resource estimates.

14.8 Cut-off Grade

For the inclusion of the grid nodes in the Mineral Resource estimate, EFR used a breakeven grade of 0.165% U3O8 using a three feet minimum mining width which equates to a GT cut-off grade of 0.5%-ft

Assumptions used in the determination of a 0.50%-ft GT cut-off grade are presented in Table 14-5:

  Total operating cost (mining, G&A, processing) of US$204.20 per ton

  Process recovery of 95%

  Uranium price of US$65.00/lb.  The price is based on independent, third-party, and market analysts' average forecasts as of 2021, and the supply and demand projections are for the period 2021 to 2035.  In the SLR QP's opinion, these long-term price forecasts are a reasonable basis for estimation of Mineral Resources.

Table 14-5: Cut-off Grade Parameters

Energy Fuels Inc. - Bullfrog Project

Parameter	Quantity
Price in US$/lb U3O8	65.00
Process plant recovery	95
Total Operating Costs per ton	204.20
G&A cost per ton	Included
Break-Even Cut-off grade (% eU3O8)	0.165
Minimum Mining Width (ft)	3.0
Cut-off GT (%-ft)	0.50

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-20

EFR established the operating costs and cut-off grade based on the following:

  A $204.20/ton operating cost was derived by applying a 2.1% increase to the $200/ton operating cost used in the 2012 Technical Report.  Mining costs were based on historical operating costs for the Tony M mine.

  Internal recent operating costs at EFR's La Sal mine indicate a total operating cost of between $170/ton to $180/ton, with a cut-off grade of 0.15% U3O8 and a GT of 0.45%-ft at a metal price of $60/lb U3O8 and 96% recovery.  The lower operating cost at La Sal may be explained by the fact that La Sal is a mature mine with significant sunk costs, including mine development to the deposit.  As La Sal utilizes the room and pillar mining method, its production rate may be lower than that expected of an operation for Bullfrog.

  Following discussions with EFR La Sal mine personnel, the narrowest mining thickness recommended was two feet in the mineralized zone with six inches of overbreak (at assumed 0% grade) on both the hanging wall and footwall to be used in the GT calculation, equating to three feet.

  A recovery of 96% has been used for the White Mesa Mill recovery from most EFR properties; as such, EFR is of the opinion that rounding down to 95% is a reasonable and conservative estimate.

The SLR QP reviewed the operating costs and cut-off grade reported by EFR and is of the opinion they are reasonable for disclosing Mineral Resources.

14.9 Classification

Classification of Mineral Resources as defined in SEC Regulation S-K subpart 229.1300 were followed for classification of Mineral Resources.  The Canadian Institute of Mining, Metallurgy and Petroleum definition Standards for Mineral Resources and Mineral Reserves (CIM 2014) are consistent with these definitions.

A Mineral Resource is defined as a concentration or occurrence of material of economic interest in or on the Earth's crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction.  A mineral resource is a reasonable estimate of mineralization, considering relevant factors such as cut-off grade, likely mining dimensions, location, or continuity, that with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable.  It is not merely an inventory of all mineralization drilled or sampled.

Based on this definition of Mineral Resources, the Mineral Resources estimated in this Technical Report have been classified according to the definitions below based on geology, grade continuity, and drillhole spacing.

Measured Mineral Resource: Is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling.  The level of geological certainty associated with a measured mineral resource is sufficient to allow a qualified person to apply modifying factors, as defined in this section, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit.  Because a measured mineral resource has a higher level of confidence than the level of confidence of either an indicated mineral resource or an inferred mineral resource, a measured mineral resource may be converted to a proven mineral reserve or to a probable mineral reserve.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
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Indicated Mineral Resource: Is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling.  The level of geological certainty associated with an indicated mineral resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit.  Because an indicated mineral resource has a lower level of confidence than the level of confidence of a measured mineral resource, an indicated mineral resource may only be converted to a probable mineral reserve.

Inferred Mineral Resource: Is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling.  The level of geological uncertainty associated with an inferred mineral resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability.  Because an inferred mineral resource has the lowest level of geological confidence of all mineral resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an inferred mineral resource may not be considered when assessing the economic viability of a mining project and may not be converted to a mineral reserve.

The SLR QP has considered the following factors that can affect the uncertainty associated with the class of Mineral Resources:

  Reliability of sampling data:
  Drilling, sampling, sample preparation, and assay procedures follow industry standards.

  All drilling used for the mineral resource calculation at Bullfrog is surface exploration drilling.

  Within the heart of the deposit drilling was conducted generally on 100 ft spacing along fence lines typically spaced between 100 ft and 175 ft.

  Data verification and validation work confirm drill hole sample databases are reliable.

  No significant biases were observed in the QA/QC analysis results.

  Confidence in interpretation and modelling of geological and estimation domains:

  The GT contour method is commonly used in the uranium industry and refers to the estimated grade multiplied by estimated thickness.  In many uranium deposits, thin uranium mineralization can be mined due to those zones being higher grade.  The GT method allows that information to be accurately calculated and displayed.

  Mineralization is correlated within laterally continuous sands at Bullfrog.  All mineralization at Bullfrog is within the Lower Rim of the Salt Wash and is subdivided into the three categories below:

  Lower Rim -> Middle Lower Unit -> Upper Horizon (MU)

  Lower Rim -> Middle Lower Unit -> Lower Horizon (ML)

  Lower Rim -> Lower Unit -> Upper Horizon (L)

  GT contouring criteria of 0.1% eU3O8 at minimum thickness of one ft (0.1%-ft GT) shows that mineralization has good continuity and is well defined by the current drillhole spacing.

Mineral Resources for the Project were classified as either Indicated or Inferred Mineral Resources (Table 14-7) as follows:

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-22

14.9.1 Indicated Resource

Indicated Mineral Resources are defined as areas with grade continuity indicated by two or more drillholes that meet the minimum cut-off criteria (0.1%-ft GT) which can reasonably be projected outward and between the drillholes that fit the minimum criteria.  The Indicated resource boundary is projected halfway to a barren drillhole and between one-half (½) and three-quarters (¾) the distance between a mineralized drillhole meeting cut-off criteria and mineralized holes not meeting cut-off criteria.  In areas not constrained by drilling, the Indicated resource is projected approximately between 50 ft to 100 ft outward from the mineralized drillhole.

14.9.2 Inferred Resource

Inferred Mineral Resources are defined as an area with at least one drillhole that meets the cut-off criteria but does not have bounding drillholes nearby to indicate or constrain grade continuity.  Inferred Mineral Resource also include the area that is projected within the constrained areas but outside of the Indicated Mineral Resource criteria.  All mineral resources in the L-Zone are defined as Inferred Mineral Resources due to poor mineralized continuity.

Figure 14-14 presents the classifications at the Project.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-23

1861680
1863680
1865680
1867680
1869680
1871680
1873680
1875680
1877680
10269456
10267456
10265456
10263456
10261456
10259456
10257456
10255456
10253456
10251456
Classification
Measured
Indicated
Inferred
Bullfrog Drill Hole
Project Boundary
Bullfrog Southwest
UTAH
N
0
1,000
2,000
4,000
Feet
0
200
400
800
Meters
Energy Fuels Inc.
Bullfrog Project
Utah, USA
Copper Bench and Indian Bench Deposits
MU, ML, and L Sand Classification Map
February 2022
Source: SLR, 2022

Figure 14-14: Copper Bench and Indian Bench Deposits MU, ML, and L Sand Classification Map

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-24

In the SLR QP's opinion the classification of Mineral Resources is reasonable and appropriate for disclosure.

14.10 Block Model Validation

The EFR 2020 Mineral Resource estimate was audited by the SLR QP and accepted as a current Mineral Resource estimate for EFR.  The SLR QP performed the following checks in the course of its audit:

  Reviewed a number of drillhole intersection calculations.

  Reviewed the geological interpretation and correlation of mineralized intervals.

  Compared elevations of adjacent drillhole intersections and groups of intersections as plotted on plans.

  Compared both the average grade and elevations for several drillhole intercepts on original gamma logs with intercepts used to estimate resources.

  Reviewed the collar coordinates of several drill logs and compared them to locations on the drillholes on the resource base map.

  Reviewed the ArcGIS methodology used in resource estimates.

  Reviewed the conversion grid node values to tons, grade, and contained eU3O8.

  Reviewed the classification of Mineral Resources.

  Reviewed the reported cut-off grade based on the long-term uranium price for Mineral Resource reporting of US$65/lb U3O8.

14.11 Grade Tonnage Sensitivity

Table 14-6 and Figure 14-15 present the sensitivity of the Bullfrog Mineral Resource model to various cut-off grades.

Table 14-6: Grade versus Tonnage Curve

Energy Fuels Inc. - Bullfrog Project

Price ($/lb U3O8)	Cut-Off Grade (%U3O8)	Cut-Off GT (%-ft U3O8)	Tonnage (ton)	Grade (%U3O8)	Contained Metal (lb U3O8)
$80	0.13	0.40	2,388,292	0.261	12,486,286
$75	0.14	0.43	2,258,101	0.268	12,087,855
$70	0.15	0.46	2,125,206	0.274	11,664,378
$65	0.17	0.50	1,966,758	0.283	11,120,326
$60	0.18	0.54	1,831,172	0.290	10,620,772
$55	0.20	0.59	1,675,224	0.299	10,016,549
$50	0.22	0.65	1,501,648	0.310	9,300,655
$45	0.24	0.72	1,334,231	0.321	8,558,604
$40	0.27	0.81	1,158,454	0.333	7,726,193
$35	0.31	0.92	977,473	0.348	6,806,878
$30	0.36	1.08	788,741	0.366	5,766,014
$25	0.43	1.29	581,740	0.389	4,530,670

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-25

Figure 14-15: Mineral Resource Grade versus Tons at Various Cut-Off Grades

14.12 Mineral Resource Reporting

The Bullfrog resource estimate is summarized by area at a GT cut-off grade of 0.50%-ft in Table 14-7.  In the SLR QP's opinion, the assumptions, parameters, and methodology used for the Bullfrog Mineral Resource estimate are appropriate for the style of mineralization and proposed mining methods.  The effective date of the Mineral Resource estimate is December 31, 2021.

The SLR QP is of the opinion that with consideration of the recommendations summarized in Section 1 and Section 23, any issues relating to all relevant technical and economic factors likely to influence the prospect of economic extraction can be resolved with further work.

The SLR QP is not aware of any environmental, permitting, legal, title, taxation, socio-economic, marketing, political, or other relevant factors that could materially affect the Mineral Resource estimate.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-26

Table 14-7: Attributable Mineral Resource Estimate - Effective Date December 31, 2021

Energy Fuels Inc. - Bullfrog Project

Classification	Deposit	Tonnage (000 ton)	Grade (% eU3O8)	Contained Metal (000 lb U3O8)	EFR Basis (%)	% Recovery
Indicated	Bullfrog	1,560	0.29	9,100	100	95.0
Inferred	Bullfrog	410	0.25	2,010	100	95.0

Notes:

1. SEC S-K 1300 definitions were followed for all Mineral Resource categories.  These definitions are also consistent with CIM (2014) definitions in NI 43-101.

2. Cut-off grade is a 0.5%-ft GT cut-off (minimum 0.165% eU3O8 over a minimum thickness of 3 ft).

3. Cut-off grade is calculated using a metal price of $65/lb U3O8.

4. No minimum mining width was used in determining Mineral Resources.

5. Mineral Resources based on a tonnage factory of 15.0 ft3/ton (Bulk density 0.0667 ton/ft3 or 2.13 t/m3).

6. Mineral Resources have not been demonstrated to be economically viable.

7. Total may not add due to rounding.

8. Mineral Resources are 100% attributable to EFR and are in situ.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	14-27

15.0 MINERAL RESERVE ESTIMATE

There are no current Mineral Reserves at the Project.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
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16.0 MINING METHODS

This section is not applicable.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	16-1

17.0 RECOVERY METHODS

This section is not applicable.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
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18.0 PROJECT INFRASTRUCTURE

This section is not applicable.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	18-1

19.0 MARKET STUDIES AND CONTRACTS

This section is not applicable.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
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20.0 ENVIRONMENTAL STUDIES, PERMITTING, AND SOCIAL OR COMMUNITY IMPACT

This section is not applicable.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
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21.0 CAPITAL AND OPERATING COSTS

This section is not applicable.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	21-1

22.0 ECONOMIC ANALYSIS

This section is not applicable.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
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23.0 ADJACENT PROPERTIES

23.1 Tony M Property

Exploration drilling in the Shootaring Canyon area was initiated by Plateau during the mid-1970s in the vicinity of small mine workings and outcropping uranium mineralization east of the canyon.  In February 1977, drilling commenced on the former Tony M property and adjacent areas, with Plateau reportedly drilling more than 2,000 rotary drillholes totaling approximately 1,000,000 ft.  Over 1,200 holes were drilled on the former Tony M property.  Following the discovery of the Tony M deposit in 1977, Plateau developed the former Tony M property from September 1977 to May 1984, at which time mining activities were suspended.  By January 31, 1983, over 18 mi of underground workings were developed at the Tony M mine, and a total of approximately 237,000 tons of mineralized material was extracted with an average grade of 0.121% U3O8 containing approximately 573,500 lb U3O8 (Roscoe et al., 2012)

The SLR QP notes that historically the Bullfrog property consisted of the Southwest, Copper Bench, and Indian Bench deposits.  Exxon conducted reconnaissance in the Bullfrog property area in 1974 and 1975, staking its first claims in 1975 and 1976.  A first phase drilling program in 1977 resulted in the discovery of what became the Southwest deposit.  Additional claims were subsequently staked, and drilling was continued, first by Exxon's Exploration Group, and then by its Pre-Development Group.  Several uranium and vanadium zones were discovered in the Southwest and Copper Bench areas, and mineralization exhibiting potential economic grade was also discovered in the Indian Bench area.  Over the years, the properties changed ownership several times until 2012 when EFR acquired all the properties along with Tony M mine.  In October of 2021, Consolidated Uranium Inc. acquired the Tony M mine and Southwest deposits subsequently renaming to the Tony M property.

Uranium mineralization for the Tony M property occurs over three stratigraphic zones of the lowermost 35 ft to 62 ft of the Salt Wash Member sandstone of the Jurassic age Morrison Formation.

23.2 Frank M Deposit

The Frank M deposit was discovered by Plateau during drilling in 1977.  The Frank M deposit is located in Sections 2 and 3, T35S, R11E.  It is located 0.5 miles southeasterly and a continuation of the Copper Bench mineralization of the Bullfrog deposit.

The host for the Frank M uranium deposit is the fluvial sandstone of the Salt Wash Member of the Jurassic Morrison Formation.  The deposit is approximately 7,000 ft long and is commonly between 1,500 ft and 2,000 ft wide.  The mineralized zone is located at a depth of 200 ft below ground surface in the east and over 500 ft below ground surface to the west.  The average drilling depth in the area is approximately 400 ft.  Nearly all of the deposit occurs above the static water table, which only intersects the mineralized horizon near the northwesterly limit of the Project.

On behalf of Plateau, in 1981, Geostat Inc. estimated the resource for the Frank M deposit using geostatistical methods (Plateau, 1981).

Anfield Energy Inc. owns the Frank M property as of the date of this Technical Report.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	23-1

23.3 Lucky Strike 10 Deposit

The Lucky Strike 10 deposit is located on the southeast rim of Shootaring Canyon about 3.0 mi south of the southern extension of the Copper Bench deposit.  It is a southeasterly extension of the Tony M mineralized trend and is located above the water table (Gupta, 1983).

The SLR QP has not been able to verify the information on the adjacent properties and the information is not necessarily indicative of the mineralization on the Project.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
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24.0 OTHER RELEVANT DATA AND INFORMATION

No additional information or explanation is necessary to make this Technical Report understandable and not misleading.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	24-1

25.0 INTERPRETATION AND CONCLUSIONS

The SLR QP offers the following interpretations and conclusions on the Project:

  The Henry Mountains Mining District has been the site of considerable past mining and exploration, including the drilling and logging of approximately 3,400 rotary holes and 106 core holes, of which 1,115 rotary and 40 core holes were used to prepare the current Mineral Resource estimate for the Project.  In the opinion of the SLR QP, the drillhole databases for the Copper Bench-Indian Bench deposits are appropriate and acceptable for Mineral Resource estimation.

  EFR completed a Mineral Resource estimate for the Bullfrog (Copper Bench and Indian Bench) deposit in November 2020.  Mineral Resources for both deposits were calculated using the industry standard GT-contour method.  No mining has taken place on the Project.

  The effective date of the Mineral Resource estimate is December 31, 2021.  Estimated block model uranium grades are based on radiometric probe grades.

  Mineral Resources are based on a $65/lb uranium price at a uranium GT cut-off grade of 0.50%-ft.

  Indicated Resources are 1.5 million tons at an average grade of 0.29% eU3O8 containing 9.1 Mlb eU3O8.  Additional Inferred Resources total 410,000 tons at an average grade of 0.25% eU3O8 containing 2.0 Mlb eU3O8.

  The SLR QP considers the estimation procedures employed at Bullfrog, including compositing and interpolation to be reasonable and in line with industry standard practice.

  The SLR QP finds the classification criteria to be reasonable.

  The SLR QP considers that the Mineral Resources estimate completed on the Project conforms to the SEC S-K 1300 and NI 43-101 definitions for reporting mineral resources on mining properties.

  In the SLR QP's opinion, the assumptions, parameters, and methodology used for the Bullfrog Mineral Resource estimate is appropriate for the style of mineralization and underground mining methods.

  The SLR QP supports the conclusions of the expected performance of the metallurgical processes based on historical test work that recovery will be around 95%, similar to that achieved from ore mined at the nearby Tony M Mine.

  The SLR QP is not aware of any environmental, permitting, legal, title, taxation, socioeconomic, marketing, political, or other relevant factors that could materially affect the current resource estimate.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	25-1

26.0 RECOMMENDATIONS

The SLR QP makes the following recommendations regarding advancement of the Project.  The two-phase programs are interconnected and progressing to Phase 2 is contingent upon completion of the Phase 1 program:

26.1 Phase 1: Exploration/Development Drilling Program

1. Conduct a 20 to 30 drillhole exploration/development drilling program to: 1) validate historic equilibrium analysis, and 2) advance the Bullfrog property to a Pre-Feasibility Level.  Average depth per hole is projected to be approximately 930 ft (Table 26-1).

2. Utilize Prompt Fission Neutron (PFN) drillhole geophysical logging as an alternative to collecting core to save costs on equilibrium analysis.  PFN logging has proven to be a reliable methodology for equilibrium analysis and has a strong performance record on similar uranium deposits in the USA.

The SLR QP estimates the cost of the Phase 1 work will range from US$650,000 to US$700,000 (estimated costs per drill foot is US$25, which includes the equilibrium analysis costs using the PFN tool).

26.2 Phase 2: Pre-Feasibility Study and Updated Resource Estimate

1. Following completion of the Phase 1 confirmation drilling program, revisit and update Mineral Resource estimates for the Project, using a similar approach to the GT contour methodology and/or block modeling approach, with updated processing and operating costs and recoveries.

2. Complete a Prefeasibility Study (PFS) of the Project based on an updated Mineral Resource estimate.

The SLR QP estimates the cost of this work to be US$60,000 for the updated Mineral Resource estimate and approximately US$550,000 for the PFS (including engineering studies) for a total of approximately US$610,000 for Phase 2 (Table 26-1).

Table 26-1: Phase 1 and 2 Estimated Budget

Energy Fuels Inc. - Bullfrog Project

Item	Cost (US$)
Phase 1:
Exploration/Development Drilling (30 holes)	$697,500

Phase 2:
Update Resource Based on Drilling	$60,000
Mine Plan	$100,000
Surface Engineering (Infrastructure)	$150,000
Haul Road Study	$50,000
Completion of Pre-Feasibility Study	$250,000
Phase 2 Total	$610,000

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
Technical Report - February 22, 2022	26-1

27.0 REFERENCES

Agnerian, H., and Roscoe, W.E., 2003, The Contour Method of Estimating Mineral Resources, Roscoe Pestle Associates, Inc. paper, 9 pp.

Atlas Minerals Corp., 1991, Bullfrog Project - (Sales Prospectus), Copy #13, March.

Bhatt, B.J., 1983, Final report on the magnitude and variability of uranium disequilibrium based on the mined ore buggy sampling data, Tony M Mine, Shootaring Canyon, Garfield County, Utah, Plateau Resources Ltd., Grand Junction, Colorado.

Canadian Institute of Mining, Metallurgy and Petroleum (CIM), 2014, CIM Definition Standards for Mineral Resources and Mineral Reserves, adopted by the CIM Council on May 10, 2014.

Carpenter, 1980, Elemental, isotopic and mineralogic distributions within a tabular-type sandstone uranium-vanadium deposit, Henry Mountains mineral belt, Garfield County, Utah, Unpub. M. Sc. thesis, Colorado School of Mines, Golden, Colorado, 156 pp.

Consumers Power Company, 1982, Annual Report.

Doelling, H.H. and Willis, G. C., 2018, Interim Geologic Map of the Escalante 30' x 60' Quadrangle, Garfield and Kane Counties, Utah, Utah Geological Survey Open-File Report 690DM, 17 pp.

Doelling, H.H., 1967, Uranium deposits of Garfield County, Utah, Utah Geological Survey, Special Studies 22.

Electronic Code of Federal Regulations, Title 17: Commodity and Securities Exchanges, Chapter II, Part 229 Standard Instructions for Filing Forms Under Securities Act of 1933, Securities Exchange Act of 1934 and Energy Policy and Conservation Act of 1975- Regulation S-K. (https://www.ecfr.gov/cgi-bin/text-idx?amp;node=17:3.0.1.1.11&rgn=div5#se17.3.229_11303)

Energy Fuels Nuclear Inc., 1991, Revised geologic review and economic analysis of Atlas Minerals' Bullfrog Property, Garfield County, Utah, Memo to G.W. Grandey et al., from R.N. Schafer & D.M. Pillmore, March 27.

Energy Fuels Nuclear Inc., 1993a, Bullfrog mine ore reserve access alternatives and production feasibility analysis (Revised 4/15/93), Memo to M.D. Vincelette from R.B. Smith & J.F. Stubblefield, April 15.

Energy Fuels Nuclear Inc., 1993b, Bullfrog Uranium Resources, memo to I.W. Mathisen, Jr., from R.W. Schafer, September 24.

Energy Fuels Nuclear Inc., 1994, Bullfrog Deposit, memo to T.C. Pool from J.T. Cottrell, March 10.

Fischer, R.P., 1968, The uranium and vanadium deposits of the Colorado Plateau Region, in Ore deposits of the United States 1933-1967, Ridge, J.D., AIME, pp.735-746.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
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Gupta, U.K. et al., 1983, Five year plan for the Shootaring Canyon Processing Facility 1984 through 1988, Vol. 1, Summary and Text, Plateau Resources Ltd., September.

Hunt, C.B., Averitt, P., and Miller, R.L., 1953, Geology and geography of the Henry Mountains Region, Utah, U.S. Geological Survey Professional Paper 228, Washington, DC, 224 pp.

LaPoint, D.J., 1978, Sampling Procedures for Chemical Analysis of Core, Plateau Resources Ltd., July 13, 1978.

Milne & Associates, 1990, Optimization study of the Southwest, Copper Bench, and Indian Bench Deposits, Garfield County, Utah, report prepared for Atlas Precious Metals, Sparks, Nevada, signed by Steve Milne, Registered Professional Engineer, AZ, December 6.

Mine Reserves Associates, Inc., 1990, Mineral Inventory and Mineable Reserves for the Indian Bench Deposit, Garfield County, Utah, Report prepared for Atlas Minerals Corp., Lakewood, Colorado, December 3.

Northrup, H.R. and Goldhaber, M.T., (Editors), 1990, Genesis of the Tabular-Type Vanadium-Uranium deposits of the Henry Mountains Basin, Utah, Economic Geology, v. 85, No. 2, March-April, pp. 215-269.

Northrup, H.R., 1982, Origin of the tabular-type vanadium-uranium deposits in the Henry Structural Basin, Utah, Ph. D. Thesis, T-2614, Colorado School of Mines, Golden, Colorado, 340 pp.

Nuclear Assurance Corp., 1989, Geologic analysis of uranium and vanadium ore reserves in the Tony M orebody, Garfield County, Utah, Report No. NAC-C-89023, prepared for Nuclear Fuel Services, Inc., Norcross, Georgia, August 31, filed of record in the Garfield County Courthouse, September 19, 1989 as a Subscribed and Sworn Affidavit of Work performed by Douglas Underhill.

Parsons Behle & Latimer, 2022, Mining Claim Status Report - Bullfrog Mine, Garfield County, Utah, letter report to Energy Fuels Resources (USA) Inc., February 7, 2022, 15 pp.

Peterson, F., 1977, Uranium deposits related to depositional environments in the Morrison Formation (Upper Jurassic), Henry Mountains mineral belt of southern Utah: U.S. Geol. Survey Circ. 753, pp. 45-47.

Peterson, F., 1978, Measured sections of the lower member and Salt Wash Member of the Morrison Formation (Upper Jurassic) in the Henry Mountains mineral belt of southern Utah: U.S. Geol. Survey Open-File Rept. 78-1094, 95 pp.

Peterson, F., 1980, Sedimentology as a strategy for uranium exploration, in Turner- Peterson, C.E., ed., Uranium in sedimentary rocks: application of the facies concept to exploration: Denver, Soc. Econ. Paleontologists Mineralogists, Rock Mountain Sec., pp. 65-126.

Pincock, Allen & Holt, Inc., 1984a, Minable ore reserve inventory for the Southwest and Copper Bench Deposits, Garfield County, Utah, Tucson, Arizona.

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Pincock, Allen & Holt, Inc., 1984b, Mineral inventory for the Tony M deposit, Garfield County, Utah, Tucson, Arizona, November.

Pincock, Allen & Holt, Inc., 1985, Mineable reserve for the Tony M deposit, Garfield County, Utah, PAH Project No. 363.02, Tucson, AZ, signed by Steve Milne, Registered Professional Engineer, Arizona, December 6.

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Plateau Resources Ltd., 1982, Tony M Kriged Ore Reserve Estimate, Map 7-OR-5, August 23.

Plateau Resources Ltd., 1983, Annual Report to Shareholders, January 26.

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Robinson, J.W. & P.J. McCabe, 1997, Sandstone-Body and Shale-Body Dimensions in a Braided Fluvial System: Salt Wash Sandstone Member (Morrison Formation), Garfield County, Utah, AAPG, v. 81, No. 8 (August 1997), pp. 1267-1291.

Roscoe, W.E and Underhill, D.H., 2009, Technical Report on the Tony M-Southwest Deposit, Henry Mountains Complex Uranium Project, Utah, U.S.A., NI 43-101 Technical Report by Scott Wilson Roscoe Postle Associates Inc. for Denison Mines Corp., March 19, 2009.

Roscoe, W.E., Underhill, D.H, and Pool, T.C., 2012, Technical Report on the Henry Mountains Complex Uranium Property, Utah, U.S.A., NI 43-101 Technical Report by Roscoe Postle Associates Inc. for Energy Fuels Inc., June 27, 2012.

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Underhill, D.H., et al., 1983, Geology Department 5 Year Plan Support Documents, October 7, Plateau Resources Ltd.

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Wanty, R.B., 1986, Geochemistry of vanadium in an epigenetic sandstone-hosted vanadium-uranium deposit, Henry basin, Utah, Unpub Ph. D. Thesis, Colorado School of Mines, Golden, Colorado, 198 pp.

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28.0 DATE AND SIGNATURE PAGE

This report titled "Technical Report on the Bullfrog Project, Garfield County, Utah, USA" with an effective date of December 31, 2021, was prepared and signed by the following author:

(Signed & Sealed) Mark B. Mathisen

Dated at Lakewood, CO	Mark B. Mathisen, C.P.G.
February 22, 2022	Principal Geologist

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
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29.0 CERTIFICATE OF QUALIFIED PERSON

29.1 Mark B. Mathisen

I, Mark B. Mathisen, C.P.G., as an author of this report entitled "Technical Report on the Bullfrog Project, Garfield County, Utah, USA" with an effective date of December 31, 2021 (the Technical Report), prepared for Energy Fuels, Inc., do hereby certify that:

1. I am Principal Geologist with SLR International Corporation, of Suite 100, 1658 Cole Boulevard, Lakewood, CO, USA  80401.

2. I am a graduate of Colorado School of Mines in 1984 with a B.Sc. degree in Geophysical Engineering.

3. I am a Registered Professional Geologist in the State of Wyoming (No. PG-2821), a Certified Professional Geologist with the American Institute of Professional Geologists (No. CPG-11648), and a Registered Member of SME (RM #04156896).  I have worked as a geologist for a total of 23 years since my graduation.  My relevant experience for the purpose of the Technical Report is:

  Mineral Resource estimation and preparation of NI 43-101 Technical Reports.

  Director, Project Resources, with Denison Mines Corp., responsible for resource evaluation and reporting for uranium projects in the USA, Canada, Africa, and Mongolia.

  Project Geologist with Energy Fuels Nuclear, Inc., responsible for planning and direction of field activities and project development for an in situ leach uranium project in the USA.  Cost analysis software development.

  Design and direction of geophysical programs for US and international base metal and gold exploration joint venture programs.

4. I have read the definition of "qualified person" set out in National Instrument 43-101 (NI 43-101) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101.

5. I visited the Bullfrog Project (the Project) on July 7, 2021.

6. I am responsible for all sections and overall preparation of the Technical Report.

7. I am independent of the Issuer applying the test set out in Section 1.5 of NI 43-101.

8. I have been involved previously with the Project from 2006 to 2012 when serving as Director of Project Resources with Denison Mines.

9. I have read NI 43-101, and the Technical Report has been prepared in compliance with NI 43-101 and Form 43-101F1.

10. At the effective date of the Technical Report, to the best of my knowledge, information, and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

Dated this 22nd day of February 2022

(Signed & Sealed) Mark B. Mathisen

Mark B. Mathisen, C.P.G.

Energy Fuels Inc. | Bullfrog Project, SLR Project No: 138.02544.00004
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